Exhibit 10.16

STANDARD FORM OF OFFICE LEASE

The Real Estate Board of New York, Inc.

Agreement of Lease, made as of this                      day of     July,         2000            , between SMII FIFTH AVENUE LLC, a Delaware limited liability company having an address at c/o Koll Bren Schreiber Realty Advisors, Inc., 125 Summer Street, Ste.1640, Boston, MA 02110, party of the first part, hereinafter referred to as OWNER, and TIGRIS CONSULTING, a                                  having an address at 261 Fifth Avenue, 11th Floor, New York, New York 10016,

party of the second part, hereinafter referred to as TENANT,

Witnesseth: Owner hereby leases to Tenant and Tenant hereby hires from Owner a certain portion of rentable space located on the twenty-third (23rd) floor, as set forth on the Floor Plan annexed hereto as Exhibit “A”, in the building known as 261 Fifth Avenue

in the Borough of Manhattan         , City of New York, for the term of

SEE RIDER ANNEXED HERETO AND MADE A PART HEREOF

SEE RIDER ANNEXED HERETO AND MADE A PART HEREOF

which Tenant agrees to pay in lawful money of the United States which shall be legal tender in payment of all debts and dues, public and private, at the time of payment, in equal monthly installments in advance on the first day of each month during said term, at the office of Owner or such other place as Owner may designate, without any set off or deduction whatsoever, except that Tenant shall pay the first              monthly installment(s) on the execution hereof (unless this lease be a renewal).

In the event that, at the commencement of the term of this lease, or thereafter, Tenant shall be in default in the payment of rent to Owner pursuant to the terms of another lease with Owner or with Owner’s predecessor in interest, Owner may at Owner’s option and without notice to Tenant add the amount of such arrears to any monthly installment of rent payable hereunder and the same shall be payable to Owner as additional rent.

The parties hereto, for themselves, their heirs, distributees, executors, administrators, legal representatives, successors and assigns, hereby covenant as follows:

Rent:	1. Tenant shall pay the rent as above and as hereinafter provided.
Occupancy:	2. Tenant shall use and occupy demised premises for

SEE RIDER ANNEXED HERETO AND MADE A PART HEREOF

and for no other purpose.

Tenant Alterations:

3. Tenant shall make no changes in or to the demised premises of any nature without Owner’s prior written consent. Subject to the prior written consent of Owner, and to the provisions of this article, Tenant, at Tenant’s expense, may make alterations, installations, additions or improvements which are non-structural and which do not affect utility services or plumbing and electrical lines, in or to the interior of the demised premises by using contractors or mechanics first approved in each instance by Owner. Tenant shall, before making any alterations, additions, installations or improvements, at its expense, obtain all permits, approvals and certificates required by any governmental or quasi-governmental bodies and (upon completion) certificates of final approval thereof and shall deliver promptly duplicates of all such permits, approvals and certificates to Owner and Tenant agrees to carry and will cause Tenant’s contractors and sub-contractors to carry such workman’s compensation, general liability, personal and property damage insurance as Owner may require. If any mechanic’s lien is filed against the demised premises, or the building of which the same forms a part, for work claimed to have been done for, or materials furnished to, Tenant, whether or not done pursuant to this article, the same shall be discharged by Tenant within thirty days thereafter, at Tenant’s expense, by payment or filing the bond required by law. All fixtures and all paneling, partitions, railings and like installations, installed in the premises at any time, either by Tenant or by Owner on Tenant’s behalf, shall, upon installation, become the property of Owner and shall remain upon and be surrendered with the demised premises unless Owner, by notice to Tenant no later than twenty days prior to the date fixed as the termination of this lease, elects to relinquish Owner’s right thereto and to have them removed by Tenant, in which event the same shall be removed from the premises by Tenant prior to the expiration of the lease, at Tenant’s expense. Nothing in this Article shall be construed to give Owner title to or to prevent Tenant’s removal of trade fixtures, moveable office furniture and equipment, but upon removal of any such from the premises or upon removal of other installations as may be required by Owner, Tenant shall immediately and at its expense, repair and restore the premises to the condition existing prior to installation and repair any damage to the demised premises or the building due to such removal. All property permitted or required to be removed, by Tenant at the end of the term remaining in the premises after Tenant’s removal shall be deemed abandoned and may, at the election of Owner, either be retained as Owner’s property or may be removed from the premises by Owner, at Tenant’s expense.

Maintenance and Repairs:

4. Tenant shall, throughout the term of this lease, take good care of the demised premises and the fixtures and appurtenances therein. Tenant shall be responsible for all damage or injury to the demised premises or any other part of the building and the systems and equipment thereof, whether requiring structural or nonstructural repairs caused by or resulting from carelessness, omission, neglect or improper conduct of Tenant, Tenant’s subtenants, agents, employees, invitees or licensees, or which arise out of any work, labor, service or equipment done for or supplied to Tenant or any subtenant or arising out of the installation, use or operation of the property or equipment of Tenant or any subtenant. Tenant shall also repair all damage to the building and the demised premises caused by the moving of Tenant’s fixtures, furniture and equipment. Tenant shall promptly make, at Tenant’s expense, all repairs in and to the demised premises for which Tenant is responsible, using only the contractor for the trade or trades in question, selected from a list of at least two contractors per trade submitted by Owner. Any other repairs in or to the building or the facilities and systems thereof for which Tenant is responsible shall be performed by Owner at the Tenant’s expense. Owner shall maintain in good working order and repair the exterior and the structural portions of the building, including the structural portions of its demised premises, and the public portions of the building interior and the building plumbing, electrical, heating and ventilating systems (to the extent such systems presently exist) serving the demised premises. Tenant agrees to give prompt notice of any defective condition in the premises for which Owner may be responsible hereunder. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or others making repairs, alterations, additions or improvements in or to any portion of the building or the demised premises or in and to the fixtures, appurtenances or equipment thereof. It is specifically agreed that Tenant shall not be entitled to any setoff or reduction of rent by reason of any failure of Owner to comply with the covenants of this or any other article of this Lease. Tenant agrees that Tenant’s sole remedy at law in such instance will be by way of an action for damages for breach of contract. The provisions of this Article 4 shall not apply in the case of fire or other casualty which are dealt with in Article 9 hereof.

Window Cleaning:

5. Tenant will not clean nor require, permit, suffer or allow any window in the demised premises to be cleaned from the outside in violation of Section 202 of the Labor Law or any other applicable law or of the Rules of the Board of Standards and Appeals, or of any other Board or body having or asserting jurisdiction.

Requirements of Law, Fire Insurance, Floor Loads:

6. Prior to the commencement of the lease term, if Tenant is then in possession, and at all times thereafter, Tenant, at Tenant’s sole cost and expense, shall promptly comply with all present and future laws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards and any direction of any public officer pursuant to law, and all orders, rules and regulations of the New York Board of Fire Underwriters, Insurance Services Office, or any similar body which shall impose any violation, order or duty upon Owner or Tenant with respect to the demised premises, whether or not arising out of Tenant’s use or manner of use thereof, (including Tenant’s permitted use) or, with respect to the building if arising out of Tenant’s use or manner of use of the premises or the building (including the use permitted under the lease). Nothing herein shall require Tenant to make structural repairs or alterations unless Tenant has, by its manner of use of the demised premises or method of operation therein, violated any such laws, ordinances, orders, rules, regulations or requirements with respect thereto. Tenant may, after securing Owner to

Owner’s satisfaction against all damages, interest, penalties and expenses, including, but not limited to, reasonable attorney’s fees, by cash deposit or by surety bond in an amount and in a company satisfactory to Owner, contest and appeal any such laws, ordinances, orders, rules, regulations or requirements provided same is done with all reasonable promptness and provided such appeal shall not subject Owner to prosecution for a criminal offense or constitute a default under any lease or mortgage under which Owner may be obligated, or cause the demised premises or any part thereof to be condemned or vacated. Tenant shall not do or permit any act or thing to be done in or to the demised premises which is contrary to law, or which will invalidate or be in conflict with public liability, fire or other policies of insurance at any time carried by or for the benefit of Owner with respect to the demised premises or the building of which the demised premises form a part, or which shall or might subject Owner to any liability or responsibility to any person or for property damage. Tenant shall not keep anything in the demised premises except as now or hereafter permitted by the Fire Department, Board of Fire Underwriters, Fire Insurance Rating Organization or other authority having jurisdiction, and then only in such manner and such quantity so as not to increase the rate for fire insurance applicable to the building, nor use the premises in a manner which will increase the insurance rate for the building or any property located therein over that in effect prior to the commencement of Tenant’s occupancy. Tenant shall pay all costs, expenses, fines, penalties, or damages, which may be imposed upon Owner by reason of Tenant’s failure to comply with the provisions of this article and if by reason of such failure the fire insurance rate shall, at the beginning of this lease or at any time thereafter, be higher than it otherwise would be, then Tenant shall reimburse Owner, as additional rent hereunder, for that portion of all fire insurance premiums thereafter paid by Owner which shall have been charged because of such failure by Tenant. In any action or proceeding wherein Owner and Tenant are parties, a schedule or “make-up” of rate for the building or demised premises issued by the New York Fire Insurance Exchange, or other body making fire insurance rates applicable to said premises shall be conclusive evidence of the facts therein stated and of the several items and charges in the fire insurance rates then applicable to said premises. Tenant shall not place a load upon any floor of the demised premises exceeding the floor load per square foot area which it was designed to carry and which is allowed by law. Owner reserves the right to prescribe the weight and position of all safes, business machines and mechanical equipment. Such installations shall be placed and maintained by Tenant, at Tenant’s expense, in settings sufficient, in Owner’s judgement, to absorb and prevent vibration, noise and annoyance.

Subordination:

7. This lease is subject and subordinate to all ground or underlying leases and to all mortgages which may now or hereafter affect such leases or the real property of which demised premises are a part and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. This clause shall be self-operative and no further instrument of subordination shall be required by any ground or underlying lessor or by any mortgagee, affecting any lease or the real property of which the demised premises are a part. In confirmation of such subordination, Tenant shall from time to time execute promptly any certificate that Owner may request.

Property Loss, Damage Reimbursement Indemnity:

8. Owner or its agents shall not be liable for any damage to property of Tenant or of others entrusted to employees of the building, nor for loss of or damage to any property of Tenant by theft or otherwise, nor for any injury or damage to persons or property resulting from any cause of whatsoever nature, unless caused by or due to the negligence of Owner, its agents, servants or employees. Owner or its agents will not be liable for any such damage caused by other tenants or persons in, upon or about said building or caused by operations in construction of any private, public or quasi public work. If at any time any windows of the demised premises are temporarily closed, darkened or bricked up (or permanently closed, darkened or bricked up, if required by law) for any reason whatsoever including, but not limited to Owner’s own acts, Owner shall not be liable for any damage Tenant may sustain thereby and Tenant shall not be entitled to any compensation therefor nor abatement or diminution of rent nor shall the same release Tenant from its obligations hereunder nor constitute an eviction. Tenant shall indemnify and save harmless Owner against and from all liabilities, obligations, damages, penalties, claims, costs and expenses for which Owner shall not be reimbursed by insurance, including reasonable attorneys fees, paid, suffered or incurred as a result of any breach by Tenant, Tenant’s agents, contractors, employees, invitees, or licensees, of any covenant or condition of this lease, or the carelessness, negligence or improper conduct of the Tenant, Tenant’s agents, contractors, employees, invitees or licensees. Tenant’s liability under this lease extends to the acts and omissions of any sub-tenant, and any agent, contractor, employee, invitee or licensee of any sub-tenant. In case any action or proceeding is brought against Owner by reason of any such claim, Tenant, upon written notice from Owner, will, at Tenant’s expense, resist or defend such action or proceeding by counsel approved by Owner in writing, such approval not to be unreasonably withheld.

Destruction, Fire and Other Casualty:

9. (a) If the demised premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give immediate notice thereof to Owner and this lease shall continue in full force and effect except as hereinafter set forth. (b) If the demised premises are partially damaged or rendered partially unusable by fire or other casualty, the damages thereto shall be repaired by and at the expense of Owner and the rent and other items of additional rent, until such repair shall be substantially completed, shall be apportioned from the day following the casualty according to the part of the premises which is usable. (c) If the demised premises are totally damaged or rendered wholly unusable by fire or other casualty, then the rent and other items of additional rent as hereinafter expressly provided shall be proportionately paid up to the time of the casualty and thenceforth shall cease until the date when the premises shall have been repaired and restored by Owner (or sooner reoccupied in part by Tenant then rent shall be apportioned as provided in subsection (b) above), subject to Owner’s right to elect not to restore the same as hereinafter provided. (d) If the demised premises are rendered wholly unusable or (whether or not the demised premises are damaged in whole or in part) if the building shall be so damaged that Owner shall decide to demolish it or to rebuild it, then, in any of such events, Owner may elect to terminate this lease by written notice to Tenant, given within 90 days after such fire or casualty, or 30 days after adjustment of the insurance claim for such fire or casualty, whichever is sooner, specifying a date for the expiration of the lease, which date shall not be more than 60 days after the giving of such notice, and upon the date specified in such notice the term of this lease shall expire as fully and completely as if such date were the date set forth above for the termination of this lease and Tenant shall forthwith quit, surrender and vacate the premises without prejudice however, to Landlord’s rights and remedies against Tenant under the lease provisions in effect prior to such termination, and any rent owing shall be paid up to such date and any payments of rent made by Tenant which were on account of any period subsequent to such date shall be returned to Tenant. Unless Owner shall serve a termination notice as provided for herein, Owner shall make the repairs and restorations under the conditions of (b) and (c) hereof, with all reasonable expedition, subject to delays due to adjustment of insurance claims, labor troubles and causes beyond Owner’s control. After any such casualty, Tenant shall cooperate with Owner’s restoration by removing from the premises as promptly as reasonably possible, all of Tenant’s salvageable inventory and moveable equipment, furniture, and other property. Tenant’s liability for rent shall resume five (5) days after written notice from Owner that the premises are substantially ready for Tenant’s occupancy. (e) Nothing contained hereinabove shall relieve Tenant from liability that may exist as a result of damage from fire or other casualty. Notwithstanding the foregoing, including Owner’s obligation to restore under subparagraph (b) above, each party shall look first to any insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty, and to the extent that such insurance is in force and collectible and to the extent permitted by law, Owner and Tenant each hereby releases and waives all right of recovery with respect to subparagraphs (b), (d), and (e) above, against the other or any one claiming through or under each of them by way of subrogation or otherwise. The release and waiver herein referred to shall be deemed to include any loss or damage to the demised premises and/or to any personal property, equipment, trade fixtures, goods and merchandise located therein. The foregoing release and waiver shall be in force only if both releasors’ insurance policies contain a clause providing that such a release or waiver shall not invalidate the insurance. If, and to the extent, that such waiver can be obtained only by the payment of additional premiums, then the party benefiting from the waiver shall pay such premium within ten days after written demand or shall be deemed to have agreed that the party obtaining insurance coverage shall be free of any further obligation under the provisions hereof with respect to waiver of subrogation. Tenant acknowledges that Owner will not carry insurance on Tenant’s furniture and/or furnishings or any fixtures or equipment, improvements, or appurtenances removable by Tenant and agrees that Owner will not be obligated to repair any damage thereto or replace the same. (f) Tenant hereby waives the provisions of Section 227 of the Real Property Law and agrees that the provisions of this article shall govern and control in lieu thereof.

Eminent Domain:

10. If the whole or any part of the demised premises shall be acquired or condemned by Eminent Domain for any public or quasi public use or purpose, then and in that event, the term of this lease shall cease and terminate from the date of title vesting in such proceeding and Tenant shall have no claim for the value of any unexpired term of said lease and assigns to Owner, Tenant’s entire interest in any such award. Tenant shall have the right to make an independent claim to the condemning authority for the value of Tenant’s moving expenses and personal property, trade fixtures and equipment, provided Tenant is entitled pursuant to the terms of the lease to remove such property, trade fixture and equipment at the end of the term and provided further such claim does not reduce Owner’s award.

Assignment, Mortgage, Etc.:

11. Tenant, for itself, its heirs, distributees, executors, administrators, legal representative, successor and assigns, expressly covenants that it shall not assign, mortgage or encumber this agreement, nor underlet, or suffer or permit the demised premises or any part thereof to be used by others, without the prior written consent of Owner in each instance. Transfer of the majority of the stock of a corporate Tenant or the majority partnership interest of a partnership Tenant shall be deemed an assignment. If this lease be assigned, or if the demised premises or any part thereof be underlet or occupied by anybody other than Tenant, Owner may, after default by Tenant, collect rent from the assignee, under-tenant or occupant, and apply the net amount collected to the rent herein reserved, but no such assignment, underletting, occupancy or collection shall be deemed a waiver of this covenant, or the acceptance of the assignee, under-enant or occupant as tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained. The consent by Owner to an assignment or underletting shall not in any way be construed to relieve Tenant from obtaining the express consent in writing of Owner to any further assignment or underletting.

Electric Current:

12. Rates and conditions in respect to submetering or rent inclusion, as the case may be, to be added in RIDER attached hereto. Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of existing feeders to the building or the risers or wiring installation and Tenant may not use any electrical equipment which, in Owner’s opinion, reasonably exercised, will overload such installations or interfere with the use thereof by other tenants of the building. The change at any time of the character of electric service shall in no way make Owner liable or responsible to Tenant, for any loss, damages or expenses which Tenant may sustain.

Access to Premises:

13. Owner or Owner’s agents shall have the right (but shall not be obligated) to enter the demised premises in any emergency at any time, and, at other reasonable times, to examine the same and to make such repairs, replacements and improvements as Owner may deem necessary and reasonably desirable to the demised premises or to any other portion of the building or which Owner may elect to perform. Tenant shall permit Owner to use and maintain and replace pipes and conduits in and through the demised premises and to erect new pipes and conduits therein provided they are concealed within the walls, floor, or ceiling. Owner may, during the progress of any work in the demised premises, take all necessary materials and equipment into said premises without the same constituting an eviction nor shall the Tenant be entitled to any abatement of rent while such work is in progress nor to any damages by reason of loss or interruption of business or otherwise. Throughout the term hereof Owner shall have the right to enter the demised premises at reasonable hours for the purpose of showing the same to prospective purchasers or mortgagees of the building, and during the last six months of the term for the purpose of showing the

Rider to be added if necessary.

same to prospective tenants. If Tenant is not present to open and permit an entry into the demised premises, Owner or Owner’s agents may enter the same whenever such entry may be necessary or permissible by master key or forcibly and provided reasonable care is exercised to safeguard Tenant’s property, such entry shall not render Owner or its agents liable therefor, nor in any event shall the obligations of Tenant hereunder be affected. If during the last month of the term Tenant shall have removed all or substantially all of Tenant’s property therefrom Owner may immediately enter, alter, renovate or redecorate the demised premises without limitation or abatement of rent, or incurring liability to Tenant for any compensation and such act shall have no effect on this lease or Tenant’s obligations hereunder.

Vault, Vault Space, Area:

14. No Vaults, vault space or area, whether or not enclosed or covered, not within the property line of the building is leased hereunder, anything contained in or indicated on any sketch, blue print or plan, or anything contained elsewhere in this lease to the contrary notwithstanding. Owner makes no representation as to the location of the property line of the building. All vaults and vault space and all such areas not within the property line of the building, which Tenant may be permitted to use and/ or occupy, is to be used and/or occupied under a revocable license, and if any such license be revoked, or if the amount of such space or area be diminished or required by any federal, state or municipal authority or public utility, Owner shall not be subject to any liability nor shall Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation, diminution or requisition be deemed constructive or actual eviction. Any tax, fee or charge of municipal authorities for such vault or area shall be paid by Tenant.

Occupancy:

15. Tenant will not at any time use or occupy the demised premises in violation of the certificate of occupancy issued for the building of which the demised premises are a part. Tenant has inspected the premises and accepts them as is, subject to the riders annexed hereto with respect to Owner’s work, if any. In any event, Owner makes no representation as to the condition of the premises and Tenant agrees to accept the same subject to violations, whether or not of record.

Bankruptcy:

16. (a) Anything elsewhere in this lease to the contrary notwithstanding, this lease may be cancelled by Owner by the sending of a written notice to Tenant within a reasonable time after the happening of any one or more of the following events: (1) the commencement of a case in bankruptcy or under the law of any state naming Tenant as the debtor; or (2) the making by Tenant of an assignment or any other arrangement for the benefit of creditors under any state statute. Neither Tenant nor any person claiming through or under Tenant, or by reason of any statute or order of court, shall thereafter be entitled to possession of the premises demised but shall forthwith quit and surrender the premises. If this lease shall be assigned in accordance with its terms, the provisions of this Article 16 shall be applicable only to the party then owning Tenant’s interest in this lease.

(b) it is stipulated and agreed that in the event of the termination of this lease pursuant to (a) hereof. Owner shall forthwith, notwithstanding any other provisions of this lease to the contrary, be entitled to recover from Tenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the term demised and the fair and reasonable rental value of the demised premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the demised premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of four percent (4%) per annum. If such premises or any part thereof be re-let by the Owner for the unexpired term of said lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such re-letting shall be deemed to be the fair and reasonable rental value for the part or the whole of the premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of the Owner to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

Default:

17. (1) If Tenant defaults in fulfilling any of the covenants of this lease other than the covenants for the payment of rent or additional rent; or if the demised premises become vacant or deserted; or if any execution or attachment shall be issued against Tenant or any of Tenant’s property whereupon the demised premises shall be taken or occupied by someone other than Tenant; or if this lease be rejected under §235 of Title 11 of the U.S. Code (bankruptcy code); or if Tenant shall fail to move into or take possession of the premises within thirty (30) days after the commencement of the term of this lease, then, in any one or more of such events, upon Owner serving a written fifteen (15) days notice upon Tenant specifying the nature of said default and upon the expiration of said fifteen (15) days, if Tenant shall have failed to comply with or remedy such default, or if the said default or omission complained of shall be of a nature that the same cannot be completely cured or remedied within said fifteen (15) day period, and if Tenant shall not have diligently commenced curing such default within such fifteen (15) day period, and shall not thereafter with reasonable diligence and in good faith, proceed to remedy or cure such default, then Owner may serve a written five (5) days’ notice of cancellation of this lease upon Tenant, and upon the expiration of said five (5) days this lease and the term thereunder shall end and expire as fully and completely as if the expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this lease and the term thereof and Tenant shall then quit and surrender the demised premises to Owner but Tenant shall remain liable as hereinafter provided.

(2) If the notice provided for in (1) hereof shall have been given, and the term shall expire as aforesaid; or if Tenant shall make default in the payment of the rent reserved herein or any item of additional rent herein mentioned or any part of either or in making any other payment herein required; then and in any of such events Owner may without notice, re-enter the demised premises either by force or otherwise, and dispossess Tenant by summary proceedings or otherwise, and the legal representative of Tenant or other occupant of demised premises and remove their effects and hold the premises as if this lease had not been made, and Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceeding to that end. If Tenant shall make default hereunder prior to the date fixed as the commencement of any renewal or extension of this lease, Owner may cancel and terminate such renewal or extension agreement by written notice.

Remedies of Owner and Waiver of Redemption:

18. In case of any such default, re-entry, expiration and/or dispossess by summary proceedings or other wise, (a) the rent shall become due thereupon and be paid up to the time of such re-entry, dispossess and/or expiration, (b) Owner may re-let the premises or any part or parts thereof, either in the name of Owner or otherwise, for a term or terms, which may at Owner’s option be less than or exceed the period which would otherwise have constituted the balance of the term of this lease and may grant concessions or free rent or charge a higher rental than that in this lease, and/or (c) Tenant or the legal representatives of Tenant shall also pay Owner as liquidated damages for the failure of Tenant lo observe and perform said Tenant’s covenants herein contained, any deficiency between the rent hereby reserved and/or _______ to be paid and the net amount, if any, of the rents collected on account of the lease or leases of the demised premises for each month of the period which would otherwise have constituted the balance of the term of this lease. The failure of Owner to re-let the premises or any part or parts thereof shall not release or affect Tenant’s liability for damages. In computing such liquidated damages there shall be added to the said deficiency such expenses as Owner may incur in connection with re-letting, such as legal expenses, reasonable attorney’s fees, brokerage, advertising and for keeping the demised premises in good order or for preparing the same for re-letting. Any such liquidated damages shall be paid in monthly installments by Tenant on the rent day specified in this lease and any suit brought to collect the amount of the deficiency for any month shall not prejudice in any way the rights of Owner to collect the deficiency for any subsequent month by a similar proceeding. Owner, in putting the demised premises in good order or preparing the same for re-rental may, at Owner’s option, make such alterations, repairs, replacements, and/or decorations in the demised premises as Owner, in Owner’s sole judgment, considers advisable and necessary for the purpose of re-letting the demised premises, and the making of such alterations, repairs, replacements, and/or decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Owner shall in no event be liable in any way whatsoever for failure to re-let the demised premises, or in the event that the demised premises are re-let, for failure to collect the rent thereof under such re-letting, and in no event shall Tenant be entitled to receive any excess, if any, of such net rents collected over the sums payable by Tenant to Owner hereunder. In the event of a breach or threatened breach by Tenant of any of the covenants or provisions hereof, Owner shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this lease of any particular remedy, shall not preclude Owner from any other remedy, in law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant being evicted or dispossessed for any cause, or in the event of Owner obtaining possession of demised premises, by reason of the violation by Tenant of any of the covenants and conditions of this lease, or otherwise.

Fees and Expenses:

19. If Tenant shall default in the observance or performance of any term or covenant on Tenant’s part to be observed or performed under or by virtue of any of the terms or provisions in any article of this lease, after notice if required and upon expiration of any applicable grace period if any, (except in an emergency), then, unless otherwise provided elsewhere in this lease, Owner may immediately or at any time thereafter and without notice perform the obligation of Tenant thereunder. If Owner, in connection with the foregoing or in connection with any default by Tenant in the covenant to pay rent hereunder, makes any expenditures or incurs any obligations for the payment of money, including but not limited to reasonable attorneys’ fees, in instituting, prosecuting or defending any action or proceeding, and prevails in any such action or proceeding then Tenant will reimburse Owner for such sums so paid or obligations incurred with interest and costs. The foregoing expenses incurred by reason of Tenant’s default shall be deemed to be additional rent hereunder and shall be paid by Tenant to Owner within ten (10) days of rendition of any bill or statement to Tenant therefor. If Tenant’s lease term shall have expired at the time of making of such expenditures or incurring of such obligations, such sums shall be recoverable by Owner, as damages.

Building Alterations and Management:

20. Owner shall have the right at any time without the same constituting an eviction and without incurring liability to Tenant therefor to change the arrangement and/or location of public entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the building and to change the name, number or designation by which the building may be known. There shall be no allowance to Tenant for diminution of rental value and no liability on the part of Owner by reason of inconvenience, annoyance or injury to business arising from Owner or other Tenants making any repairs in the building or any such alterations, additions and improvements. Furthermore, Tenant shall not have any claim against Owner by reason of Owner’s imposition of such controls of the manner of access to the building by Tenant’s social or business visitors as the Owner may deem necessary for the security of the building and its occupants.

No Representations by Owner:

21. Neither Owner nor Owner’s agents have made any representations or promises with respect to the physical condition of the building, the land upon which it is erected or the demised premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise except as, expressly set forth in the provisions of this lease. Tenant has inspected the building and the demised premises and is thoroughly acquainted with their condition and agrees to take the same “as is” and acknowledges that the taking of possession of the demised premises by Tenant shall be conclusive evidence that the said premises and the building of which the same form a part were in good and satisfactory condition at the time such possession was so taken, except as to latent defects. All understandings and agreements heretofore made between the parties hereto are merged in this contract, which alone fully and completely expresses the agreement between Owner and Tenant and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part, unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

End of Term:

22. Upon the expiration or other termination of the term of this lease, Tenant shall quit and surrender to Owner the demised premises, broom clean, in good order and condition, ordinary wear and damages which Tenant is not required to repair as provided elsewhere in this lease excepted, and Tenant shall remove all its property. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this lease. If the last day of the term of this Lease or any renewal thereof, falls on Sunday, this lease shall expire at noon on the preceding Saturday unless it be a legal holiday in which case it shall expire at noon on the preceding business day.

Quiet Enjoyment:

23. Owner covenants and agrees with Tenant that upon Tenant paying the rent and additional rent and observing and performing all the terms, covenants and conditions, on Tenant’s part to be observed and performed, Tenant may peaceably and quietly enjoy the premises hereby demised, subject, nevertheless, to the terms and conditions of this lease including, but not limited to, Article 31 hereof and to the ground leases, underlying leases and mortgages hereinbefore mentioned.

Failure to Give Possession:

24. If Owner is unable to give possession of the demised premises on the date of the commencement of the term hereof, because of the holding-over or retention of possession of any tenant, undertenant or occupants or if the demised premises are located in a building being constructed, because such building has not been sufficiently completed to make the premises ready for occupancy or because of the fact that a certificate of occupancy has not been procured or for any other reason, Owner shall not be subject to any liability for failure to give possession on said date and the validity of the lease shall not be impaired under such circumstances, nor shall the same be construed in any way to extend the term of this lease, but the rent payable hereunder shall be abated (provided Tenant is not responsible for Owner’s inability to obtain possession or complete construction) until after Owner shall have given Tenant written notice that the Owner is able to deliver possession in condition required by this lease. If permission is given to Tenant to enter into the possession of the demises premises or to occupy premises other than the demised premises prior to the date specified as the commencement of the term of this lease, Tenant covenants and agrees that such possession and/or occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this lease except the obligation to pay the fixed annual rent set forth in the preamble to this lease. The provisions of this article are intended to constitute “an express provision to the contrary” within the meaning of Section 223-a of the New York Real Property Law.

No Waiver:

25. The failure of Owner to seek redress for violation of, or to insist upon the strict performance of any covenant or condition of this lease or of any of the Rules or Regulations, set forth or hereafter adopted by Owner, shall not prevent a subsequent act which would have originally constituted a violation from having all the force and effect of an original violation. The receipt by Owner of rent and/or additional rent with knowledge of the breach of any covenant of this lease shall not be deemed a waiver of such breach and no provision of this lease shall be deemed to have been waived by Owner unless such waiver be in writing signed by Owner. No payment by Tenant or receipt by Owner of a lesser amount than the monthly rent herein stipulated shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement of any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Owner may accept such check or payment without prejudice to Owner’s right to recover the balance of such rent or pursue any other remedy in this lease provided. No act or thing done by Owner or Owner’s agents during the term hereby demised shall be deemed an acceptance of a surrender of said premises, and no agreement to accept such surrender shall be valid unless in writing signed by Owner. No employee of Owner or Owner’s agent shall have any power to accept the keys of said premises prior to the termination of the lease and the delivery of keys to any such agent or employee shall not operate as a termination of the lease or a surrender of the premises.

Waiver of Trial by Jury:

26. It is mutually agreed by and between Owner and Tenant that the respective parties hereto shall and they hereby do waive trial by jury in any action proceeding or counterclaim brought by either of the parties hereto against the other (except for personal injury or property damage) on any matters whatsoever arising out of or in any way connected with this lease, the relationship of Owner and Tenant, Tenant’s use of or occupancy of said premises, and any emergency statutory or any other statutory remedy. It is further mutually agreed that in the event Owner commences any proceeding or action for possession including a summary proceeding for possession of the premises, Tenant will not interpose any counterclaim of whatever nature or description in any such proceeding including a counterclaim under Article 4 except for statutory mandatory counterclaims.

Inability to Perform:

27. This Lease and the obligation of Tenant to pay rent hereunder and perform all of the other covenants and agreements hereunder on part of Tenant to be performed shall in no way be affected, impaired or excused because Owner is unable to fulfill any of its obligations under this lease or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make, or is delayed in making any repair, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment, fixtures, or other materials if Owner is prevented or delayed from so doing by reason of strike or labor troubles or any cause whatsoever including, but not limited to, government preemption or restrictions or by reason of any rule, order or regulation of any department or subdivision thereof of any government agency or by reason of the conditions which have been or are affected, either directly or indirectly, by war or other emergency.

Bills and Notices:

28. Except as otherwise in this lease provided, a bill, statement, notice or communication which Owner may desire or be required to give to Tenant, shall be deemed sufficiently given or rendered if, in writing, delivered to Tenant personally or sent by registered or certified mail addressed to Tenant at the building of which the demised premises form a part or at the last known residence address or business address of Tenant or left at any of the aforesaid premises addressed to Tenant, and the time of the rendition of such bill or statement and of the giving of such notice or communication shall be deemed to be the time when the same is delivered to Tenant, mailed, or left at the premises as herein provided. Any notice by Tenant to Owner must be served by registered or certified mail addressed to Owner at the address first hereinabove given or at such other address as Owner shall designate by written notice.

Services Provided by Owners:

29. As long as Tenant is not in default under any of the covenants of this lease beyond the applicable grace period provided in this lease for the curing of such defaults, Owner shall provide: (a) necessary elevator facilities on business days from 8 a.m. to 6 p.m. and have one elevator subject to call at all other times; (b) heat to the demised premises when and as required by law, on business days from 8 a.m. to 6 p.m.; (c) water for ordinary lavatory purposes, but if Tenant uses or consumes water for any other purposes or in unusual quantities (of which fact Owner shall be the sole judge), Owner may install a water meter at Tenant’s expense which Tenant shall thereafter maintain at Tenant’s expense in good working order and repair to register such water consumption and Tenant shall pay for water consumed as shown on said meter as additional rent as and when bills are rendered; (d) If the demised premises are serviced by Owner’s air conditioning/cooling and ventilating system, air conditioning/ cooling will be furnished to tenant from May 15th through September 30th on business days (Mondays through Fridays, holidays excepted) from 8:00 a.m. to 6:00 p.m., and ventilation will be furnished on business days during the aforesaid hours except when air conditioning/cooling is being furnished as aforesaid. If Tenant requires air conditioning/cooling or ventilation for more extended hours or on Saturdays, Sundays or on holidays, as defined under Owner’s contract with Operating Engineers Local 94-94A, Owner will furnish the same at Tenant’s expense. RIDER to be added in respect to rates and conditions for such additional service; (e) Owner reserves the right to stop services of the heating, elevators, plumbing, air-conditioning, electric, power systems or other services, if any, when necessary by reason of accident or for repairs, alterations, replacements or improvements necessary or desirable in the judgment of Owner for as long as may be reasonably required by reason thereof. If the building of which the demised premises are a part supplies manually operated elevator service, Owner at any time may substitute automatic control elevator service and proceed diligently with alterations necessary therefor without in any way affecting this lease or the obligation of Tenant hereunder.

Captions:

30. The Captions are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this lease nor the intent of any provisions thereof.

Definitions:

31. The term “office”, or “offices”, wherever used in this lease, shall not be construed to mean premises used as a store or stores, for the sale or display, at any time, of goods, wares or merchandise, of any kind, or as a restaurant, shop, booth, bootblack or other stand, barber shop, or for other similar purposes or for manufacturing. The term “Owner” means a landlord or lessor, and as used in this lease means only the owner, or the mortgagee in possession, for the time being of the land and building (or the owner of a lease of the building or of the land and building) of which the demised premises form a part, so that in the event of any sale or sales of said land and building or of said lease, or in the event of a lease of said building, or of the land and building, the said Owner shall be and hereby is entirely freed and relieved of all covenants and obligations of Owner hereunder, and it shall be deemed and construed without further agreement between the parties or their successors in interest, or between the parties and the purchaser, at any such sale, or the said lessee of the building, or of the land and building, that the purchaser or the lessee of the building has assumed and agreed to carry out any and all covenants and obligations of Owner, hereunder. The words “re-enter” and “re-entry” as used in this lease are not restricted to their technical legal meaning. The term “business days” as used in this lease shall exclude Saturdays, Sundays and all days as observed by the State or Federal Government as legal holidays and those designated as holidays by the applicable building service union employees service contract or by the applicable Operating Engineers contract with respect to HVAC service. Wherever it is expressly provided in this lease that consent shall not be unreasonably withheld, such consent shall not be unreasonably delayed.

Adjacent Excavation Shoring:

32. If an excavation shall be made upon land adjacent to the demised premises, or shall be authorized to be made, Tenant shall afford to the person causing or authorized to cause such excavation, license to enter upon the demised premises for the purpose of doing such work as said person shall deem necessary to preserve the wall or the building of which demised premises form a part from injury or damage and to support the same by proper foundations without any claim for damages or indemnity against Owner, or diminution or abatement of rent.

Rules and Regulations:

33. Tenant and Tenant’s servants, employees, agents, visitors, and licensees shall observe faithfully, and comply strictly with, the Rules and Regulations and such other and further reasonable Rules and Regulations as Owner or Owner’s agents may from time to time adopt. Notice of any additional rules or regulations shall be given in such manner as Owner may elect. In case Tenant disputes the reasonableness of any additional Rule or Regulation hereafter made or adopted by Owner or Owner’s agents, the parties hereto agree to submit the question of the reasonableness of such Rule or Regulation for decision to the New York office of the American Arbitration Association, whose determination shall be final and conclusive upon the parties hereto. The right to dispute the reasonableness of any additional Rule or Regulation upon Tenant’s part shall be deemed waived unless the same shall be asserted by service of a notice, in writing upon Owner within fifteen (15) days after the giving of notice thereof. Nothing in this lease contained shall be construed to impose upon Owner any duty or obligation to enforce the Rules and Regulations or terms, covenants or conditions in any other lease, as against any other tenant and Owner shall not be liable to Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees.

Security:

34. Tenant has deposited with Owner the sum of $ See Rider as security for the faithful performance and observance by Tenant of the terms, provisions and conditions of this lease; it is agreed that in the event Tenant defaults in respect of any of the terms, provisions and conditions of this lease, including, but not limited to, the payment of rent and additional rent, Owner may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which Tenant is in default or for any sum which Owner may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, covenants and conditions of this lease, including but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Owner. In the event that Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this lease, the security shall be returned to Tenant after the date fixed as the end of the Lease and after delivery of entire possession of the demised premises to Owner. In the event of a sale of the land and building or leasing of the building, of which the demised premises form a part, Owner shall have the right to transfer the security to the vendee or lessee and Owner shall thereupon be released by Tenant from all liability for the return of such security; and Tenant agrees to look to the new Owner solely for the return of said security, and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new Owner. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither Owner nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Estoppel Certificate:

35. Tenant, at any time, and from time to time, upon at least 10 days’ prior notice by Owner, shall execute, acknowledge and deliver to Owner, and/or to any other person, firm or corporation specified by Owner, a statement certifying that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect as modified and stating the modifications), stating the dates to which the rent and additional rent have been paid, and stating whether or not there exists any default by Owner under this Lease, and, if so, specifying each such default.

Successors and Assigns:

36. The covenants, conditions and agreements contained in this lease shall bind and inure to the benefit of Owner and Tenant and their respective heirs, distributees, executors, administrators, successors, and except as otherwise provided in this lease, their assigns. Tenant shall look only to Owner’s estate and interest in the land and building, for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) against Owner in the event of any default by Owner hereunder, and no other property or assets of such Owner (or any partner, member, officer or director thereof, disclosed or undisclosed), shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this lease, the relationship of Owner and Tenant hereunder, or Tenant’s use and occupancy of the demised premises.

Space to be filled in or deleted.

SEE RIDER ANNEXED HERETO AND MADE A PART HEREOF

In Witness Whereof, Owner and Tenant have respectively signed and sealed this lease as of the day and year first above written.

LANDLORD

Witness for Owner:	SMII FIFTH AVENUE LLC

By: Koll Bren Schreiber Realty Advisors, Inc., as Agent

By:
Witness for Tenant:	Charles A. Valentino, Senior Vice President

TENANT

TIGRIS CONSULTING

By:

GUARANTY

FOR VALUE RECEIVED, and in consideration for, and as an inducement to Owner making the within lease with Tenant, the undersigned guarantees to Owner, Owner’s successors and assigns, the full performance and observance of all the covenants, conditions and agreements, therein provided to be performed and observed by Tenant, including the “Rules and Regulations” as therein provided, without requiring any notice of non-payment, non-performance, or non-observance, or proof, or notice, or demand, whereby to charge the undersigned therefor, all of which the undersigned hereby expressly waives and expressly agrees that the validity of this agreement and the obligations of the guarantor hereunder shall in no way be terminated, affected or impaired by reason of the assertion by Owner against Tenant of any of the rights or remedies reserved to Owner pursuant to the provisions of the within lease. The undersigned further covenants and agrees that this guaranty shall remain and continue in full force and effect as to any renewal, modification or extension of this lease and during any period when Tenant is occupying the premises as a “statutory tenant.” As a further inducement to Owner to make this lease and in consideration thereof, Owner and the undersigned covenant and agree that in any action or proceeding brought by either Owner or the undersigned against the other on any matters whatsoever arising out of, under, or by virtue of the terms of this lease or of this guarantee that Owner and the undersigned shall and do hereby waive trial by jury.

Dated:	19

Guarantor

Witness

Guarantor’s Residence

Business Address

Firm Name

STATE OF NEW YORK	)	ss.:

COUNTY OF	)

On this              day of                     , 19             , before me personally came                              to me known and known to me to be the individual described in, and who executed the foregoing Guaranty and acknowledged to me that he executed the same.

Notary

IMPORTANT : PLEASE READ

RULES AND REGULATIONS ATTACHED TO AND

MADE A PART OF THIS LEASE

IN ACCORDANCE WITH ARTICLE 33.

1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress or egress from the demised premises and for delivery of merchandise and equipment in a prompt and efficient manner using elevators and passageways designated for such delivery by Owner. There shall not be used in any space, or in the public hall of the building, either by any Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards. If said premises are situated on the ground floor of the building, Tenant thereof shall further, at Tenant’s expense, keep the sidewalk and curb in front of said premises clean and free from ice, snow, dirt and rubbish.

2. The water and wash closets and plumbing fixtures shall not be used for any purposes other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

3. No carpet, rug or other article shall be hung or shaken out of any window of the building and no Tenant shall sweep or throw or permit to be swept or thrown from the demised premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the demised premises, or permit or suffer the demised premises to be occupied or used in a manner offensive or objectionable to Owner or other occupants of the building by reason of noise, odors, and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any bicycles, vehicles, animals, fish, or birds be kept in or about the building. Smoking or carrying lighted cigars or cigarettes in the elevators of the building is prohibited.

4. No awnings or other projections shall be attached to the outside walls of the building without the prior written consent of Owner.

5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the demised premises or the building or on the inside of the demised premise if the same is visible from the outside of the premises without the prior written consent of Owner, except that the name of Tenant may appear on the entrance door of the premises. In the event of the violation of the foregoing by any Tenant, Owner may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Owner at the expense of such Tenant, and shall be of a size, color and style acceptable to Owner.

6. No Tenant shall mark, paint, drill into, or in any way deface any part of the demised premises or the building of which they form a part. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Owner, and as Owner may direct. No Tenant shall lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the demised premises, and, if linoleum or other similar floor covering is desired to be used an interlining of builder’s deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

7. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. Each Tenant must, upon the termination of his Tenancy, restore to Owner all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by, such Tenant, and in the event of the less of any keys, so furnished, such Tenant shall pay to Owner the cost thereof.

8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the premises only on the freight elevators and through the service entrances and corridors, and only during hours and in a manner approved by Owner. Owner reserves the right to inspect all freight to be brought into the building and to exclude from the building all freight which violates any of these Rules and Regulations of the lease or which these Rules and Regulations are a part.

9. Canvassing, soliciting and peddling in the building is prohibited and each Tenant shall cooperate to prevent the same.

10. Owner reserves the right to exclude from the building all persons who do not present a pass to the building signed by Owner. Owner will furnish passes to persons for whom any Tenant requests same in writing. Each Tenant shall be responsible for all persons for whom he requests such pass and shall be liable to Owner for all acts of such persons. Tenant shall not have a claim against Owner by reason of Owner excluding from the building any person who does not present such pass.

11. Owner shall have the right to prohibit any advertising by any Tenant which in Owner’s opinion, tends to impair the reputation of the building or its desirability as a building for offices, and upon written notice from Owner, Tenant shall refrain from or discontinue such advertising.

12. Tenant shall not bring or permit to be brought or kept in or on the demised premises, any inflammable, combustible, explosive, or hazardous fluid, material, chemical or substance, or cause or permit any odors of cooking or other processes, or any unusual or other objectionable odors to permeate in or emanate from the demised premises.

13. If the building contains central air conditioning and ventilation, Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Owner with respect to such services. If Tenant requires air conditioning or ventilation after the usual hours, Tenant shall give notice in writing to the building superintendent prior to 3:00 p.m. in the case of services required on week, days, and prior to 3:00 p.m. on the day prior in case of after hours service required on weekends or on holidays. Tenant shall cooperate with Owner in obtaining maximum effectiveness of the cooling system by lowering and closing Venetian blinds and/or drapes and curtains when the sun’s rays fall directly on the windows of the demised premises.

14. Tenant shall not move any safe, heavy machinery, heavy equipment, bulky matter, or fixtures into or out of the building without Owner’s prior written consent. If such safe, machinery, equipment, bulky matter or fixtures requires special handling, all work in connection therewith shall comply with the Administrative Code or the City of New York and all other laws and regulations applicable thereto and shall be done during such hours as Owner may designate.

15. Refuse and Trash. (1) Compliance by Tenant. Tenant covenants and agrees, at its sole cost and expense, to comply with all present and future laws, orders, and regulations of all state, federal, municipal, and local governments, departments, commissions and boards regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash. Tenant shall sort and separate such waste products, garbage, refuse and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse and trash shall be placed in separate receptacles reasonably approved by Owner. Such separate receptacles may, at Owner’s option, be removed from the demised premises in accordance with a collection schedule prescribed by law. Tenant shall remove, or cause to be removed by a contractor acceptable to Owner, at Owner’s sole discretion, such items as Owner may expressly designate. (2) Owner’s Rights in Event of Noncompliance. Owner has the option to refuse to collect or accept from Tenant waste products, garbage, refuse or trash (a) that is not separated and sorted as required by law or (b) which consists of such items as Owner may expressly designate for Tenant’s removal, and to require Tenant to arrange for such collection at Tenant’s sole cost and expense, utilizing a contractor satisfactory to Owner. Tenant shall pay all costs, expenses, fines, penalties, or damages that may be imposed on Owner or Tenant by reason of Tenant’s failure to comply with the provisions of this Building Rule 15, and, at Tenant’s sole cost and expense, shall indemnity, defend and hold Owner harmless (including reasonable legal fees and expenses) from and against any actions, claims and suits arising from such noncompliance, utilizing counsel reasonably satisfactory to Owner.

Address

Premises

To

STANDARD FORM OF

The Real Estate Board of New York, Inc.

© Copyright 1994. All rights Reserved.

Reproduction in whole or in

part prohibited.

Dated                      19

Rent Per Year

Rent Per Month

Term

From

To

Drawn by

Checked by

Entered by

Approved by

ADDITIONAL CLAUSES ATTACHED TO

AND FORMING A PART OF LEASE DATED

JULY      , 2000 BETWEEN SMII FIFTH

AVENUE LLC, AS LANDLORD, AND

TIGRIS CONSULTING, AS TENANT

IN THE EVENT OF ANY INCONSISTENCIES BETWEEN THE PROVISIONS OF THIS RIDER AND THE PREPRINTED FORM LEASE TO WHICH IT IS ATTACHED, THE PROVISIONS OF THIS RIDER SHALL CONTROL.

37. DEMISED PREMISES ACCEPTED AS-IS: POSSESSION: Tenant acknowledges that neither Landlord nor Landlord’s agent has made any representations or promises with regard to the Demised Premises for the term herein demised. Tenant acknowledges that Tenant has inspected the Demised Premises and agrees to accept same “as is” and that Landlord shall not be obligated to make any repairs, alterations, improvements or additions to prepare said Demised Premises for Tenant’s occupancy whatsoever, except that Landlord has agreed to (i) perform that certain work expressly set forth on Exhibit “B” annexed hereto and made a part hereof (the “Landlord’s Base Building Work”) and (ii) perform that certain work expressly set forth on Exhibit “C” annexed hereto and made a part hereof (collectively, the “Landlord’s Work”).

38.	USE:

(A) Subject to and in accordance with the rules, regulations, laws, ordinances, statutory limitations and requirements of all governmental authorities and the fire insurance rating organization and board of fire underwriters and any similar bodies having jurisdiction thereof, Tenant covenants and agrees that it shall use the Demised Premises solely for general office use and for no other purpose.

(B) Tenant agrees that (i) Landlord shall have the right to prohibit the continued use by Tenant of any method of operation, advertising or interior display which shall be in violation of the use permitted herein. Tenant will not encumber or obstruct or permit to be encumbered or obstructed any hallway, service elevator, stairway or passageway in the Building. Tenant hereby indemnifies and holds harmless the Landlord and its lender, agent, tenants and invitees from any and all loss, cost or expense incurred by reason of the Tenant’s use or manner of use of the Demised Premises, the Building and any common areas therein or thereon.

(C) Tenant acknowledges that the Demised Premises are located in a first-class commercial building, that the provisions of this Article 38 are a material inducement to the Landlord for the execution of this Lease and that a default by Tenant hereunder shall be deemed a material default by Tenant hereunder shall be deemed a material default entitling Landlord to exercise any or all of the remedies provided in this Lease.

39. RENTAL: The payments reserved under this Lease for the term hereof shall be and consist of the aggregate of:

(A) “Minimum Rent” during the term of the Lease shall be as follows:

Lease Months	Annual Minimum Rental	Monthly Minimum Rental
1-60	$320,178.00	$26,681.50
61-123	$339,012.00	$28,251.00

The first “Lease Year” shall commence on the commencement date of this Lease (the “Commencement Date”), which shall be the earlier of (a) the date of substantial completion by Landlord of the Landlord’s Base Building Work or (b) the date that Tenant first occupies the Demised Premises, and shall end with the expiration of the next succeeding twelve (12) months, plus the number of days, if any, required to have the period end at the expiration of the calendar month, and each succeeding “Lease Year” shall run concurrently with each succeeding period of twelve (12) calendar months.

The first “Lease Month” shall commence on (a) the Commencement Date, if said date falls on the first day of the first month of the Lease, or (b) if the Commencement Date does not fall on the first day of the first month, the first Lease Month shall begin on the first day of the first full month beginning after the Commencement Date. If the Commencement Date is not the first day of a month, the rent for the fractional portion of the month preceding the first Lease Month shall be calculated on a pro-rata basis, based on the Minimum Rent payable during the first Lease Month, beginning with and including the Commencement Date through the last day of that month, using the actual number of days in that month and Minimum Rent for said fractional period shall be payable upon Tenant’s Lease execution together with the first full monthly Minimum Rent payment.

Tenant shall, at Landlord’s option, within five (5) days of written request made by Landlord to Tenant, execute the certificate (the “Landlord’s Base Building Work Certificate”) annexed hereto as Exhibit “D” certifying the exact date of substantial completion by Landlord of Landlord’s Base Building Work in the Demised Premises, the Commencement Date, Rent Commencement Date and Expiration Date of this Lease, and such dates shall be deemed conclusive for purposes of this Article and this Lease. The failure by Tenant to so execute the Landlord’s Base Building Work Certificate in good faith by the date so specified above shall constitute a default by Tenant under this Lease.

The expiration date of this Lease and the end of the term of this Lease shall be the last day of the one hundred twenty third (123rd) Lease Month following the last day of the month in which the day next preceding the Commencement Date occurs (the “Expiration Date”).

Minimum Rent shall be payable in advance, on the first (1st) day of each calendar month during the term of this Lease. Tenant shall pay such Minimum Rent to Landlord, in advance, without any set-off, offset, abatement or deduction whatsoever and without notice or demand, in lawful money of the United States of America, by check made payable to K/B Realty Advisors, Inc-261 Fifth Avenue, and delivered or sent by United States Mail (first class or express) addressed to K/B Realty Advisors, Inc-261 Fifth Avenue, c/o Harris Bank, 33450 Treasury Center, Chicago, Illinois 60694-3500 or to such other place or to such other person as Landlord may designate from time to time by written notice to the Tenant. If this Lease commences or ends on a day other than the first day of a calendar month, then the rental for such partial month shall be prorated on the basis of the number of days elapsed for said month.

Tenant’s obligation to pay Minimum Rent shall commence (the “Rent Commencement Date”) on the first (1st) day of the fourth (4th) full Lease Month of the Lease. If the Commencement Date is not the first day of a month, the rent for the fractional portion of the month preceding the first Lease Month shall be calculated on a pro-rata basis, based on the Minimum Rent payable during the first Lease Month, beginning with and including the Commencement Date through the last day of that month, using the actual number of days in that month and Minimum Rent for said fractional period shall be payable upon Tenant’s Lease execution together with the first full monthly Minimum Rent payment (and Minimum Rent for said fractional period shall not be abated hereunder). Notwithstanding the foregoing, Tenant acknowledges and agrees that the Electric Inclusion Amount (as such term is hereinafter defined) portion of the Minimum Rent shall be due and payable commencing on the Commencement Date of this Lease and there shall be no abatement whatsoever of the obligation of Tenant to pay the Electric Inclusion Amount portion of the Minimum Rent from and after the Commencement Date of the Lease. Except as hereinabove described, there shall be no abatements of Minimum Rent or Additional Rent under this Lease.

(B) “Additional Rent”, consisting of all such other sums of money as shall become due from and payable by Tenant to Landlord hereunder (for default in payment of which Landlord shall have the same remedies as a default in payment of Minimum Rent).

(C) The obligation of Tenant to pay all sums of Additional Rent and electricity charges (including, without limitation, the Electric Inclusion Amount) to Landlord shall commence on the Commencement Date of the Lease and there shall be no abatement whatsoever of the obligation of Tenant to pay all sums of Additional Rent and electricity charges (including, without limitation, the Electric Inclusion Amount) during any period or part of any Lease Year during the term of the Lease.

40. TENANT’S INSTALLATIONS: Except for Landlord’s Base Building Work and Landlord’s Work, all work necessary or desirable to make the Demised Premises suitable for Tenant’s use and occupancy, including, without limitation, Tenant’s initial installation in the Demised Premises for the conduct of its business, shall be performed by Tenant at Tenant’s own cost and expense (hereinafter called “Tenant’s Work”). Tenant’s Work shall include, without limitation, Tenant’s Initial Installation (hereinafter defined). Tenant’s Work to be performed by Tenant in the Demised Premises shall be subject to the following conditions:

(A) Tenant shall comply with all of the laws, orders, rules and regulations of all governmental authorities, and of the fire insurance rating organization having jurisdiction thereof, and the local board of fire underwriters, or any similar body, and Tenant shall procure and pay for, so far as the same may be required, all governmental permits and authorizations. In performing Tenant’s Work and any alterations or installations, Tenant shall be responsible for compliance with and for the cost of compliance with all applicable governmental rules and regulations, including, without limitation, The Americans With Disabilities Act of 1990, Public Law 101-336 42 U.S.C. Secs. 12101 et seq. together with all amendments thereto which may be adopted from time to time, and all regulations and rules promulgated thereunder;

(B) Prior to commencing Tenant’s Work, all plans and specifications therefor shall be submitted to Landlord for Landlord’s prior written approval. In connection with Landlord’s or its agents or other professionals review, modification, approval, supervision or coordination of plans and specifications for any of Tenant’s Work, Tenant shall promptly upon demand therefor reimburse Landlord or its agents or other professionals for any out of pocket fees, expenses and other charges incurred in connection with the review, modification, approval, supervision or coordination of such plans and specifications. In the event Tenant shall employ any contractor and/or subcontractor to do any work in the Demised Premises permitted by this Lease, such contractor and any subcontractor must be licensed and bonded and said contractor and any subcontractor shall agree to employ only such labor as will not result in jurisdictional disputes or strikes or result in causing disharmony with other workers employed at the Building. Tenant shall inform Landlord in writing of the names of any contractor or subcontractor Tenant proposes to use in the Demised Premises at least 15 days prior to the beginning of work by such contractor or subcontractor and Landlord shall have the right to approve-or disapprove such contractors or subcontractors, with such approval not to be unreasonably withheld, conditioned or delayed. Tenant shall only use a fire-alarm contractor pre-approved by Landlord’s managing agent for the Building;

(C) Tenant’s Work shall be prosecuted (i) with reasonable dispatch, (ii) in accordance with the plans and specifications submitted to, and approved in writing by, Landlord pursuant to subparagraph (B) hereof and (iii) only with the use of new first class materials and supplies;

(D) Tenant shall make all necessary payments required so that the Demised Premises and Building shall upon completion of Tenant’s Work be free of liens for labor and materials supplied in connection with Tenant’s Work;

(E) Prior to commencing Tenant’s Work, Tenant shall at its own cost and expense deliver to Landlord an endorsement of its policy of comprehensive general liability insurance referred to in Article 46 of this Lease, covering the risk during the course of performance of Tenant’s Work, together with proof of payment of such endorsement, which policy as endorsed shall protect Landlord in the same amounts against any claims or liability arising out of Tenant’s Work, and Tenant or Tenant’s contractors shall obtain workmen’s compensation insurance to cover all persons engaged in Tenant’s Work;

(F) Tenant guarantees to Landlord that Tenant’s Work shall be promptly completed and paid for, and upon completion the Demised Premises and the Building shall be free and clear of all liens, encumbrances, chattel mortgages, conditional bills of sale and other charges, and Tenant’s Work shall be completed in accordance with the plans and specifications approved by Landlord;

(G) Notwithstanding anything herein contained to the contrary, Tenant shall make all repairs to the Demised Premises necessitated by Tenant’s Work permitted hereunder, and shall keep and maintain in good order and condition all of the installations in connection with Tenant’s Work, and shall make all necessary replacements thereto;

(H) All of Tenant’s Work shall be done in such a manner so as not to interfere with, delay, or impose any additional expense upon Landlord in the maintenance or operation of the Building. In no event shall Landlord be required to consent to any of Tenant’s Work which would physically affect any part of the Building outside of the Demised Premises or would, in Landlord’s sole judgment, adversely affect the proper functioning of any of the mechanical, electrical, sanitary or other systems of the Building. The approval by Landlord of any of Tenant’s plans and specifications shall not constitute an assumption of any liability on the part of the Landlord for their accuracy or their conformity which applicable law, and Tenant shall be solely responsible therefor. Approval by Landlord of any Tenant’s plans and specifications shall not constitute a waiver by Landlord of the right to thereafter require Tenant to amend same to provide for omissions therein later discovered by Landlord; and

(I) Subject to the terms and conditions set forth below, Landlord shall reimburse Tenant up to a maximum amount of $188,340.00 (“Landlord’s Contribution”) for costs incurred and actually expended by Tenant in connection with Tenant’s initial installation in the Demised Premises for the conduct of its business (including architectural, engineering, expediting and other consulting fees, and all necessary building department permits and approvals, but not including personal property not constituting a permanent leasehold improvement) (collectively, the “Tenant’s Initial Installation”). Tenant’s Initial Installation shall be deemed to be a part of the Tenant’s Work. Notwithstanding anything to the contrary set forth in this Lease, Tenant unconditionally acknowledges and agrees that no more than $28,251.00 of the Landlord’s Contribution may be used by Tenant for the payment of construction-related soft costs (which includes architectural fees, engineering fees, expediting and other consulting fees and permit and filing fees) and mill work associated with the Tenant’s Initial Installation. Tenant herein acknowledges and agrees that Tenant’s Initial Installation in the Demised Premises shall be done by Tenant so as to comply in all respects with any and all requirements of the Americans With Disabilities Act and Tenant shall ensure that the Demised Premises shall fully comply with this law during the entire term of this Lease. Landlord shall disburse from time to time, but not more often than once in any thirty (30) day period, within ten (10) business days after receipt of Tenant’s request therefor, that portion of Landlord’s Contribution equal to the amount set forth in Tenant’s reimbursement requisition; provided however, that no reimbursement requisition shall be made if, and for so long as, Tenant shall be in monetary default under this lease or non-monetary default under this Lease beyond any applicable notice and cure period. No reimbursement requisition shall be made until receipt of a written request therefor from Tenant and the submission by Tenant of the following:

(1) A certificate signed by Tenant and Tenant’s architect, and a fully-completed, fully-executed AIA Form G702, also signed by Tenant and Tenant’s architect, dated not more than ten (10) days prior to such request, setting forth (a) the sum which was previously paid to all contractors, subcontractors, materialmen, engineers, architects and other persons who have rendered services or furnished materials in connection with Tenant’s Initial Installation, (b) a brief description of such services and materials and the amounts previously paid and which are to be reimbursed to Tenant from such reimbursement requisition, (c) that the work described in the certificate has been completed substantially in accordance with the final plans which were approved in writing by the Landlord (this statement need not be made by Tenant, only by Tenant’s architect), (d) that there has not been filed with respect to the Demised Premises or the Building or any part thereof or any improvements thereon, any vendor’s, mechanic’s, laborer’s, materialmen’s or other like liens arising out of Tenant’s Initial Installation which has not been discharged of record, and (e) that Tenant has complied with all of the conditions set forth in this Lease applicable to alterations, including the requirement that Tenant comply with all applicable law (statements (d) and (e) need not be made by Tenant’s architect, only by Tenant);

(2) Partial lien waivers in recordable form, paid receipts, paid invoices and such other proof of payment as Landlord shall reasonably require for all work done and materials supplied and amounts paid to such vendors prior to the current reimbursement requisition and with respect also to work done and materials supplied and amounts paid to such vendors for the current reimbursement requisition;

(3) A copy of an estoppel certificate as executed by the Tenant in form and substance acceptable to Landlord and its mortgagee and containing such terms as are acceptable to Landlord and its mortgagee in their sole and absolute discretion; and

(4) Copies of all permits and any and all plans and specifications (including, without limitation, as built plans and specifications) for the work performed by Tenant.

(J) Anything in this Article to the contrary notwithstanding, Landlord shall not be required to expend or reimburse the final ten percent (10%) of Landlord’s Contribution until it has received final lien waivers in recordable form, paid receipts and such other proof of payment as Landlord shall reasonably require for all work done and materials supplied and amounts paid to such vendors prior to and with respect to amounts and payments covered by the current requisition, and until Landlord has also received from Tenant’s architect all certificates of final approval required by any governmental or quasi - governmental body in respect of Tenant’s Initial Installation. Following completion of Tenant’s Work and the Tenant’s Initial Installation, Tenant shall cause Tenant’s architect to obtain and such architect shall be responsible for obtaining final approval of Tenant’s Work and the Tenant’s Initial Installation from the New York City Department of Buildings and other regulatory bodies having jurisdiction. In addition, Tenant shall be required to sign a written statement in form satisfactory to Landlord acknowledging the total cost of Tenant’s Initial Installation and further acknowledging that all contractors, subcontractors, materialmen, engineers, architects and other persons who have rendered services or furnished materials in connection with Tenant’s Initial Installation have been previously paid in full. Notwithstanding anything to the contrary set forth in this Lease, the Tenant acknowledges that if the final ten percent (10%) of Landlord’s Contribution has not been drawn down by the Tenant or reimbursed to the Tenant within three hundred sixty (360) days of the Commencement Date of this Lease, then Tenant shall be deemed to have unconditionally and forever forfeited any rights to the final ten percent (10%) of Landlord’s Contribution and Landlord shall be entitled to retain said sum.

(K) Any modifications, changes or alterations to the Class E fire safety system for the floor in the Building on which the Demised Premises are located ( “Fire Safety System”) which are performed after the Commencement Date, including without limitation, installing speakers, strobes and pull stations, making modifications to the reentry door(s) and making other Class E installations and hookups and making modifications to said Fire Safety System, shall be performed by Tenant at its sole cost and expense and shall be deemed to be a part of the Tenant’s Initial Installation. The work to be performed by Tenant in and to the Fire Safety System shall be described in Tenant’s plans and specifications therefor and shall be reimbursed as part of Landlord’s Contribution. Prior to the date of Tenant’s initial occupancy of the Demised Premises, Tenant shall deliver to the Landlord written proof consisting of a letter issued by the Building’s Fire Safety System vendor/service provider indicating that all Fire Safety System devices located on the floor on which the Demised Premises are located are functioning properly. At such time that the foregoing is provided, Tenant shall also deliver to Landlord a schedule indicating the dates for the pre-testing and final testing of the Fire Safety System, with said schedule to provide for final testing to be completed no later than six (6) months from the date of the initial filing of plans for the Tenant’s Premises Initial Installation with the Building Department. The work to be performed by Tenant in and to the Fire Safety System shall be a part of the Tenant’s Initial Installation, shall be described in Tenant’s plans and specifications therefor and shall be reimbursed as part of Landlord’s Contribution. Tenant may use only the contractor or contractors designated by Landlord with respect to any Tenant’s Work to the Fire Safety System. Subsequent to any Tenant’s work to be performed in and to the Fire Safety System, such system shall be repaired and maintained only by the contractors designated by Landlord from time to time, at Tenant’s cost. Together with the plans and specifications for the Tenant’s Initial Installation, Tenant shall provide to the Landlord and it’s engineer for its written approval and comment thereto (with such approval and comment thereto not to be unreasonably withheld, delayed or conditioned) the specifications outlining the design and modifications to be made by the Tenant to the Fire Safety System for the floor on which the Additional Demised Premises are located. Once Landlord and its engineer approve in writing said plans and specifications for the modification of the Fire Safety System, same shall be forwarded to the service provider for the Fire Safety System. The parties agree that the costs incurred in connection with the modification kit for the Fire Safety System for the floor on which the Demised Premises are located shall be paid by Tenant as Additional Rent within ten (10) days of being billed therefor by the Landlord.

Tenant herein acknowledges that Landlord may, at its sole option, elect to use any portion of the Landlord’s Contribution in order to correct and/or remedy any violations assessed due to Tenant failure to modify or alter the Fire Safety System in compliance with applicable law or otherwise to remedy any noncompliance by Tenant with any of its covenants or undertakings as provided for in the Lease. If Landlord elects to do any or all of the foregoing, then Tenant herein authorizes Landlord and grants to Landlord an irrevocable power of attorney to complete and execute any forms or documents on Tenant’s behalf which may be necessary or required in order to perform any of the foregoing. Notwithstanding the foregoing, Tenant acknowledges that Landlord shall have no legal obligation to do any of the foregoing and the sole responsibility and legal obligation for same shall rest solely with Tenant.

41. ELECTRICITY:

Section 41.1. Landlord shall furnish the electric energy that Tenant reasonably requires in the Demised Premises on a rent inclusion basis. That is, the Minimum Rent includes the “Electric Inclusion Amount”, which the parties agree is $18,834.00 per Lease Year, $1,569.50 per month (which sum is equal to $3.00 per rentable square foot in the Demised Premises) (as adjusted pursuant to this Article 41), and which the parties have agreed is the reasonable value to Tenant of normal electric service for lighting, light office equipment and the usual small business machines (including facsimile machines, personal computers and photocopying machines) during normal weekday operating hours of the Building. Accordingly, there shall be no charge to Tenant for such electric energy by way of measuring the same on any meter or otherwise, such electric energy being included in Landlord’s services which are covered by the Minimum Rent. Landlord shall not be liable in any way to Tenant for any interruption or failure of or defect in the supply or character of electric energy furnished to the Demised Premises (other than due to the gross negligence or willful misconduct of Landlord or its officers, agents, contractors or employees) or for any loss, damage or expense Tenant may sustain if either the quantity or character of electric service is changed or is no longer suitable for Tenant’s requirements, whether by reason of any requirement, act or omission of the public utility serving the Building with electricity or for any other reason.

Section 41.2. Tenant shall at all times comply with the rules, regulations, terms and conditions applicable to service, equipment, wiring and requirements of the public utility supplying electricity to the Building. Tenant agrees that at no time will the connected electrical load in the Demised Premises exceed in the aggregate six (6) watts demand load per useable square foot of the Demised Premises (excluding HVAC). Tenant shall not, without Landlord’s prior written consent in each instance, connect any fixtures, machinery, appliances or equipment to the building electric distribution system or make any alteration or addition to Tenant’s machinery, appliances or equipment, or the electric system of the Demised Premises, if the effect thereof would be to increase the electrical load in the Demised Premises over the load specified in this Section 41.2 or in Section 41.4. Should Landlord grant such consent, all additional risers or other equipment required therefor shall be provided by Landlord and the cost thereof (including a connection fee of $350 per kilovolt ampere) shall be paid by Tenant within thirty (30) days after Landlord’s written demand.

Section 41.3. If the public utility rate schedule for the supply of electric energy to the Building and/or the surcharge for fuel cost or any other charge made by the public utility supplying electric energy to the Building and/or the taxes payable by Landlord with respect to such electric energy are increased after the date of this Lease and/or the service classification at which Landlord purchases electric energy is changed after the date of this Lease resulting in an increase in the cost to Landlord of electrical energy, the Minimum Rent shall be increased by an amount equal to the product of (i) the then-existing Electric Inclusion Amount and (ii) the percentage increase in such public utility rate schedule, fuel adjustment or other charge, taxes or cost. Any such increase shall be effective as of the date of such increase and shall be made retroactively if necessary. Upon the request of either party, Landlord and Tenant shall execute a supplementary agreement (in form reasonably approved by Tenant) confirming the aforesaid increase. In no event shall the provisions of this Section 41.3 operate to reduce the Minimum Rent below the amount stated in Article 39 nor the Electric Inclusion Amount below the amount stated in this Article.

Section 41.4. The Electric Inclusion Amount is based upon Landlord’s assumption that Tenant’s initial electrical installation will not result in a total connected electrical load for lighting, and equipment will not be in excess of, six (6) watts demand load per useable square foot of the

Demised Premises (excluding HVAC) and that Tenant will, except for the purpose of office cleaning, use electrical energy only during normal weekday operating hours of the Building. Accordingly, if Tenant’s initial electrical installation exceeds such criteria, or if from time to time Tenant makes material use of electricity during hours other than normal weekday operating hours of the Building, or if from time to time Tenant after completion of its initial installation adds or changes any machinery, appliances or equipment which increases the aggregate electrical load in the Demised Premises, the Electric Inclusion Amount and the Minimum Rent shall from time to time be equitably adjusted to reflect the resulting increase in such use. In addition, Landlord shall have the right to conduct a periodic survey of Tenant’s actual electrical usage and increase the Electric Inclusion Amount if the survey indicates the Tenant’s usage of electricity exceeds the cost of $3.00 per rentable square feet of the Demised Premises. Landlord shall furnish a statement of Landlord’s determination as to the amount of the adjustment, and the same shall become binding upon the parties unless, within thirty (30) days, Tenant notifies Landlord that it disputes the amount of such adjustment, in which event the parties shall in good faith make reasonable attempts to come to agreement, and, if Landlord and Tenant cannot agree thereon, the amount of such adjustment shall be determined, based on standard practices, by an independent electrical consultant selected by Landlord. Tenant shall permit said consultant to have access to the Demised Premises and Tenant’s electrical facilities for the foregoing purpose at all reasonable times. The fee of such consultant shall be paid by Tenant unless such consultant finds that Tenant’s use does not justify an increase in Minimum Rent, in which case the fee shall be paid by Landlord. When the amount of such adjustment is so determined, Landlord and Tenant shall execute a supplementary agreement to reflect such adjustment, which shall be effective from the date of the increase of such usage as determined by such electrical consultant and shall be made retroactively if necessary. Any adjustment shall be effective even if such supplementary agreement (in form reasonably approved by Tenant) is not executed and delivered. Pending the determination of the adjustment, Tenant shall pay to Landlord the amount of such adjustment as specified in Landlord’s statement. Thereafter, if it is determined that Tenant has overpaid, Tenant shall receive a credit against Minimum Rent in the amount of the overpayment, said credit to be applied against the next accruing installment(s) of Minimum Rent.

Section 41.5. Landlord reserves the right to discontinue furnishing electric energy to the Demised Premises at any time upon not less than ninety (90) days notice to Tenant provided that Landlord shall not exercise such right unless it discontinues furnishing electricity to a substantial portion of the Building, except that if Tenant, despite its diligent efforts, shall be unable to obtain electric service from the public utility within such 90-day period, Landlord shall continue to furnish electricity to Tenant until such time as Tenant would have been able to obtain such electricity had Tenant continued to exercise its diligent efforts to do so. If Landlord exercises such right of termination, this Lease shall continue in full force and effect and shall be unaffected thereby, except only that, from and after the effective date of such discontinuance, Landlord shall not be obligated to furnish electric energy to Tenant, and the Minimum Rent payable under this Lease shall be reduced by the Electric Inclusion Amount then in effect. If Landlord voluntarily discontinues furnishing electric energy to Tenant, Landlord shall, prior to the effective date of such discontinuance, at Landlord’s expense, make such changes in panel boards, feeders, risers, wiring and other conductors and equipment to the extent required to permit Tenant to obtain electric energy directly from the public utility company. If, on the other hand, Landlord is required by any legal requirements to discontinue furnishing electric energy to Tenant, Landlord shall make such changes in panel boards, feeders, risers, wiring and other conductors and equipment in order to permit Tenant to obtain electric energy directly from the public utility company.

Section 41.6. If any tax is imposed upon Landlord with respect to electrical energy furnished as a service to Tenant by any government authority, Tenant agrees that, where permitted by law or applicable regulations, Tenant’s pro rata share of such taxes shall be reimbursed by Tenant to Landlord upon demand.

Section 41.7. Landlord shall have the option of installing submeters at Landlord’s expense to measure Tenant’s consumption of electrical energy. If Landlord exercises such option, the Minimum Rent shall be reduced by an amount equal to the then Electric Inclusion Amount with such reduction to be effective as of the commencement of the operation of such submeters and, commencing at such time, Tenant shall pay to Landlord, as Additional Rent, on demand made from time to time but no more frequently than monthly, for its use of electrical energy in the Demised

Premises, based upon both consumption and demand factors, at the seasonally adjusted rate then payable by Landlord to the utility company, plus an amount equal to fifteen (15%) percent thereof to reimburse Landlord for its overhead, administration and supervision in connection therewith. For the purposes of this Section 41.7, the rate to be paid by Tenant in the event of submetering shall include any taxes, energy charges, demand charges, fuel adjustment charges, rate adjustment charges or other charges actually imposed in connection therewith. If any tax is imposed upon Landlord’s receipts from the sale or resale of electrical energy to Tenant by any federal, state, city or local authority, the pro rata share of such tax allocable to the electrical energy service received by Tenant shall be passed on to and paid by Tenant as Additional Rent upon Landlord’s demand therefor, if and to the extent permitted by law.

Section 41.8. Landlord shall not in any way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service is changed or is no longer available or suitable for Tenant’s requirements. Tenant’s use of electric current in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors and facilities in or otherwise serving the Demised Premises. In order to insure that such capacity is not exceeded and to avert any possible adverse effect upon the Building’s electric service, Tenant shall not, without Landlord’s prior written consent in each instance, connect any fixtures, appliances or equipment (other than a reasonable number of table or floor lamps, typewriters, word processors, small computers, photocopy machines and similar small office machines using comparable electric current) to the Building’s electric distribution system nor make any alteration or addition to the electric system of the Demised Premises. Should Landlord grant such consent, which consent may be granted or refused in Landlord’s sole discretion, all additional risers or other equipment required therefor shall be provided by Landlord upon notice to Tenant, and all costs and expenses in connection therewith, including, without limitation, those for filing and supervision, shall be paid by Tenant on demand. In addition, the provisions of Section 41.2 and all other provisions of this Article shall be binding on the Tenant. In addition, as a condition to granting such consent, Landlord may require Tenant to agree to an increase in the Additional Rent by an amount which will reflect the value to Tenant of the additional service to be furnished by Landlord, to wit: the potential additional electrical current to be made available to Tenant based upon the estimated initial total capacity of such additional risers or other equipment. If Landlord and Tenant cannot agree on the amount of such Additional Rent increase, the same shall be determined by a reputable electrical consultant, to be selected by Landlord and paid by Tenant. The parties shall then execute an agreement prepared by Landlord amending this Lease and setting forth the new Additional Rent resulting from such increase and confirming the effective date thereof, but such increase shall be effective from such date even if such agreement is not executed.

42. TAX ESCALATION:

(A) As used in this Lease:

(i) “Taxes” shall mean the sum of the (i) real estate taxes and assessments and special assessments imposed upon the Building and/or the land on which the Building is situated by any governmental bodies or authorities (the “Land”) and any rights or interests appurtenant thereto payable by Landlord during any Tax Year and (ii) attorneys’ fees, court, or other administrative costs and disbursements incurred by Landlord in connection with any reduction in Taxes which is obtained prior to the date such Taxes are payable. If at any time during the term of this Lease the methods of taxation prevailing at the commencement of the term hereof shall be altered so that in lieu of, or as an addition to or as a substitute for the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereof, there shall be levied, assessed and imposed (a) a tax, assessment, levy or otherwise on the rents received therefrom, or (b) a license fee measured by the rent payable by Tenant to Landlord, or (c) any other such additional or substitute tax, ‘assessment, levy, imposition or charge, then all such taxes, assessments, levies, impositions or charges or the part thereof so measured or based shall be deemed to be included within the term “Taxes” for the purpose hereof. In no event shall “Taxes” include income, inheritance, franchise, gross receipts or other similar taxes. A copy of the tax bill of The City of New York or other taxing authority imposing Taxes on the Land or the Building shall be sufficient evidence of the amount of Taxes. Notwithstanding the fact that the aforesaid Additional Rent is measured by Taxes, such amount is Additional Rent and shall be paid by Tenant as provided herein regardless of the fact that Tenant may be exempt, in whole or in part, from the payment of any Taxes for any reason whatsoever.

(ii) “Base Tax” shall mean Taxes, as finally determined, for the fiscal period of July 1, 2000 through June 30, 2001.

(iii) “Tax Year” shall mean the fiscal year commencing on July 1 and ending on June 30 (or such other period as hereinafter may be duly adopted by the City of New York as its Fiscal Year for real estate tax purposes), any portion of which fiscal period occurs during the term of this Lease.

(iv) “Tenant’s Share” shall be [TO BE PROVIDED] %.

(B) (i) If the Taxes for any Tax Year shall be more than the Base Tax, Tenant shall pay as Additional Rent for such Tax Year an amount equal to Tenant’s Share of the amount by which the Taxes for such Tax Year are greater than the Base Tax (the amount payable by Tenant is hereinafter called the “Tax Payment”). The Tax Payment shall be prorated, if necessary, to correspond with that portion of a Tax Year occurring within the term of this Lease. At Landlord’s sole option, the Tax Payment shall either (1) be payable by Tenant within ten (10) days after receipt of a demand from Landlord therefor or (2) shall be payable by Tenant to Landlord in equal monthly installments on the first day of each month in an amount as reasonably estimated by the Landlord, and shall in any event be adjusted from time to time with such adjusted amount being remitted by Tenant to Landlord upon Landlord’s written demand therefor.

(ii) In the event the Base Tax is reduced as a result of an appropriate proceeding, Landlord shall have the right to adjust the amount of Tax Payment due from Tenant for any Tax Year in which Tenant is or was obligated to pay a Tax Payment hereunder, and Tenant agrees to pay the amount of said adjustment on the next rental installment day immediately following receipt of a rent statement from Landlord setting forth the amount of said adjustment. The parties acknowledge that in no event shall the Minimum Rent or Additional Rent ever be reduced as a result of a tax certiorari proceeding or as a result of any reduction in Taxes or the Base Tax.

(C) Only Landlord shall be eligible to institute tax reduction or other proceedings to reduce the assessed valuation of the Land and the Building, provided, however, that Tenant shall be required to make all Tax Payments due under this Article while any such proceedings are pending. Should Landlord be successful in any such reduction proceedings and obtain a rebate for periods during which Tenant has paid its share of increases, Landlord shall after deducting its expenses, including attorneys’ fees and disbursements in connection therewith, return Tenant’s Share of such rebate to Tenant.

(D) With respect to any period at the expiration of the term of this Lease which shall constitute a partial tax year, Landlord’s statement shall apportion the amount of the Additional Rent due hereunder. The obligation of Tenant in respect to such Additional Rent applicable for the last year of the term of this Lease or part thereof shall survive the expiration of the term of this Lease.

43. ESCALATIONS: In addition to other sums due hereunder, Landlord and Tenant agree that Tenant shall pay to Landlord, as Additional Rent, a three (3%) percent fixed rent increase in lieu of any operating expense or porters wage escalation. Such sums shall be payable commencing on the first day of the second Lease Year, and shall be payable monthly thereafter during the term of this Lease. Payments hereunder for each Lease Year after the first Lease Year shall be in amounts equal to the sum of: (i) three (3%) percent of the Minimum Rent payable for the immediately preceding Lease Year (without regard to any abatement or free rent); and (ii) the payment due under this Article for such immediately preceding Lease Year. The computation under this Article is intended to constitute a formula for an agreed rental escalation and the computation may or may not constitute an actual reimbursement to Landlord for expenses in the nature of costs paid by or incurred by Landlord with respect to the Building.

44. WAIVER OF SUBROGATION: Each party hereby releases the other party (which term as used in this Article includes the employees, agents, officers and directors of the other party) from all liability, whether for negligence or otherwise, in connection with loss covered by any fire and/or extended coverage insurance policies, which the releasor carries with respect to the Demised Premises, or any interest or property therein or thereon (whether or not such insurance is required to be carried under this lease), but only to the extent that such loss is collected under said fire and/or extended coverage insurance policies. Such release is also conditioned upon the inclusion in the policy or policies of a provision whereby any such release shall not adversely affect said policies, or prejudice any right of the releasor to recover thereunder. Each party agrees that its insurance policies aforesaid will include such a provision so long as the same shall be obtainable without extra cost, or if extra cost shall be charged therefor, so long as the party for whose benefit the clause or endorsement is obtained shall pay such extra cost. If extra cost shall be chargeable therefor, each party shall advise the other thereof of the amount of the extra cost, and the other party at its election, may pay the same, but shall not be obligated to do so.

45. COMPLIANCE WITH LAWS: Supplementing the provisions of Article 6 hereof, Tenant shall give prompt notice to Landlord of any notice it receives of the violation of any law or requirement of any public authority with respect to the Demised Premises or the use or occupation thereof. Tenant shall promptly comply with all present and future Jaws, orders and regulations of all state, federal, municipal and local governments, departments, commissions and boards or any direction of any public officer pursuant to law and all orders, rules and regulations of the New York Board of Fire Underwriters or any similar body arising out of Tenant’s use of the Demised Premises which shall impose any violation, order or duty upon Landlord or Tenant with respect to Tenant’s use or manner of use of the Demised Premises (in which event Tenant shall effect such compliance at its sole cost and expense) or the Building (in which event, notwithstanding anything herein to the contrary, Landlord shall effect such compliance but Tenant shall promptly pay to Landlord Tenant’s Share, as defined in Paragraph 42(A) (iv), of the cost thereof).

46. INDEMNITY-LIABILITY INSURANCE:

(A) Tenant covenants and agrees to indemnify and save Landlord harmless from and against any and all claims arising during the term of this lease for damages or injuries to goods, wares, merchandise and property and/or for any personal injury or loss of life in, upon or about the Demised Premises, except such claims as may be the result of the gross negligence of Landlord, its agents, employees or contractors.

(B) Tenant further covenants and agrees to indemnify Landlord against the cost of any increase in Landlord’s insurance rates resulting from Tenant’s use or manner of use of the Demised Premises. Tenant shall reimburse Landlord for any such increase within fifteen (15) days after Landlord bills Tenant therefor.

(C) Tenant covenants to provide on or before the commencement of the term hereof and to keep in force during the term hereof for the benefit of Landlord and Tenant a comprehensive policy of liability insurance protecting Landlord, Tenant and any and all of Landlord’s designees against any liability whatsoever occasioned by accident on or about the Demised Premises or any appurtenances thereto. Such policy is to be written by good and solvent insurance companies satisfactory to Landlord of at least a Best’s Rating of “A+” or better, and the amounts of liability thereunder shall not be less than the amount of $3,000,000 in respect of any one person, in the amount of $6,000,000 in respect of any one accident, and in the amount of $1,000,000 in respect of property damage. The aforesaid insurance policy or a certificate evidencing such insurance shall name Landlord, Koll Bren Schreiber Realty Advisors, Inc., Jones Lang LaSalle Partners, Landlord’s mortgagee and other designees as “additional insureds” under such policy and said policy shall be delivered to Landlord upon Tenant’s execution of this Lease. Prior to the time such insurance is first required to be carried by Tenant, and thereafter at least thirty (30) days prior to the expiration of any such policy, Tenant agrees to deliver to Landlord either a duplicate original of the aforesaid policy or a certificate evidencing such insurance and meeting the requirements of this Article, provided said certificate contains an endorsement that such insurance may not be canceled or modified except upon thirty (30) days prior written notice to Landlord, together with evidence of payment for the policy. Tenant’s failure to provide and keep in force the aforementioned insurance shall be regarded as a material default hereunder, entitling Landlord to exercise any or all of the remedies as provided in this Lease in the event of Tenant’s default.

47. ASSIGNMENT, SUBLETTING, MORTGAGING:

(A) Tenant will not by operation of law or otherwise, assign, mortgage or encumber this Lease, nor sublet or permit the Demised Premises or any part thereof to be used by others, without Landlord’s prior express written consent in each instance. Any transfer, by operation of law or otherwise, of Tenant’s interest in this Lease (in whole or in part) or of a fifty (50%) percent or greater interest in Tenant (whether stock, partnership interest or otherwise) shall be deemed an assignment of this Lease within the meaning of this Article. (The issuance of shares of stock to other than the existing shareholders shall be deemed to be a transfer of such stock for the purposes of this Article.) If there has been a previous transfer of less than a fifty (50%) percent interest in Tenant during the term of this Lease, any other transfer of an interest in Tenant which would then result in an aggregate transfer of greater than a fifty (50%) percent interest in Tenant shall be deemed an assignment of Tenant’s interest in this Lease within the meaning of this Article.

(B) (i) In the event that Tenant shall at any time or times during the term of this Lease desire to assign this Lease or sublet all or any part of the Demised Premises, Tenant shall give notice (the “Assignment/Sublet Notice”) thereof to Landlord, which notice shall be accompanied by (a) at Tenant’s option, either a conformed or photostatic copy of the proposed assignment or sublease agreement (provided, however that such proposed assignment or sublease agreement need not be in executed form if accompanied by a writing signed by Tenant and the proposed assignee or sublessee indicating their intent to enter into the proposed assignment or sublease upon Landlord consenting thereto), or a copy of a letter of intent (the “Letter of Intent”) executed by or on behalf of Tenant and the proposed assignee or subtenant setting forth the material business terms of the proposed assignment or sublease, in either event, the effective or commencement date of which shall be at least thirty (30) days after the giving of such notice, (b) a statement setting forth in reasonable detail the identity of the proposed assignee or subtenant, the nature of its business and its proposed use of the Demised Premises, (c) current financial information with respect to the proposed assignee or subtenant, including, without limitation, its most recent financial report or statement (if same exists, and if not, the equivalent information in a form reasonably satisfactory to Landlord), and (d) such other information as Landlord may reasonably request. Such notice shall be deemed an offer from Tenant to Landlord whereby Landlord (or Landlord’s designee) may, at its option: (i) terminate this Lease (if the proposed transaction is an assignment or sublease of all or substantially all of the Demised Premises), or (ii) terminate this Lease with respect to the space covered by the proposed sublease (if the proposed transaction is a sublease of part of the Demised Premises for all or substantially all of the remainder of the term of this Lease, i.e., the term of which expires during the final eighteen (18) months prior to the Expiration Date). For purposes of this paragraph, “substantially all of the Demised Premises” shall mean more than seventy (70%) percent thereof. Said options may be exercised by Landlord by notice to Tenant at any time within thirty (30) days after Landlord’s receipt of the Assignment/Sublet Notice, together with all other documentation and information required pursuant to this paragraph to be given by Tenant to Landlord (“Recapture Period”); and during such Recapture Period Tenant shall not assign this Lease or sublet such space to any person. Following the expiration of the Recapture Period, Tenant shall have thirty (30) days to submit to Landlord Tenant’s written request for Landlord’s consent to a proposed assignment or sublease on the same terms and conditions as were contained in the proposed assignment or sublease or the Letter of Intent, which was previously submitted to Landlord pursuant to this Section, whichever is applicable. In the event that Tenant fails to submit such written request for Landlord’s consent as set forth in the preceding sentence within such thirty (30) day period, then in connection for with any request for Landlord’s consent to such proposed assignment of this Lease or proposed subletting of the Demised Premises or any portion thereof submitted after such thirty (30) day period, Tenant will be required to comply with all of the requirements of this paragraph and Landlord shall have all the options under this paragraph.

(ii) If Landlord exercises its option to terminate this Lease in the event that Tenant desires either to assign this Lease or to sublet all or substantially all of the Demised Premises, then this Lease shall end and expire upon the date that such assignment or subletting was to be effective or to commence, as the case may be, and the Minimum Rent and Additional Rent shall be paid and apportioned to such date. If Landlord exercises its option to terminate this Lease as to a portion of the Demised Premises in the event that Tenant desires to sublet a portion of the Demised Premises, then this Lease, with respect to the portion of the Demised Premises affected by such subletting, shall end and expire upon the date that such subletting was to commence, the Minimum Rent payable hereunder and the Additional Rent payable pursuant to this Lease hereof shall be adjusted in proportion to the portion of the Demised Premises affected by such termination and Tenant shall at its sole cost and expense (and prior to the effective date of such sublease) erect such demising walls as are necessary to separate the terminated portion of the Demised Premises from the remainder of the Demised Premises and to provide access thereto.

(iii) In the event that Tenant complies with the provisions of this subparagraph of this Article and Landlord does not exercise an option provided to it thereunder within the time provided therefor, and provided that Tenant is not in default of any of Tenant’s obligations under this Lease, Landlord’s consent (which must be in writing and in form reasonably satisfactory to Landlord) to the proposed assignment of this Lease or subletting of a portion or all of the Demised Premises shall not be unreasonably withheld or delayed, provided the following conditions have been satisfied:

(1) in Landlord’s reasonable judgment, the proposed assignee or subtenant is engaged in such a business, and the Demised Premises will be used in such a manner, that: (x) is limited to the use expressly permitted under this Lease; and (y) will not violate any negative covenant as to use contained in any other Lease of space in the Building about which Tenant has been informed following its request to Landlord for such information;

(2) the proposed assignee or subtenant is a reputable person of good character and with sufficient financial worth considering the responsibility involved, and Landlord has been furnished with reasonable proof thereof;

(3) the proposed assignee or sublessee is not then an occupant of any part of the Building who is seeking to relocate to the Demised Premises (or any portion thereof) from any other space in the Building;

(4) the proposed assignee or sublessee is not a person with whom Landlord is then, or shall have been during the previous twelve (12) month period, negotiating to lease space in the Building;

(5) the proposed assignee or subtenant shall not be (i) a government or any subdivision or agency thereof or quasi governmental agency or court of law, (ii) a school, college, university or educational institution of any type, whether for profit or nonprofit, (iii) an employment or placement agency or executive recruitment office, or (iv) a provider of medical services of any kind or a medical office;

(6) Tenant shall have submitted to Landlord a fully executed counterpart of the proposed assignment or the proposed sublease, as the case may be, and the form of the same shall be reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article;

(7) the rental rate to be paid by the proposed subtenant is not less than the then current rental rate being charged by Landlord under leases being entered into for comparable space in the Building, and the other terms and conditions of the sublease are the same as those contained in the proposed sublease furnished to Landlord pursuant to paragraph (B) of this Article;

(8) Tenant shall reimburse Landlord on demand for any costs that may be incurred by Landlord in connection with said agreement or sublease, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant and legal costs incurred in connection with the granting of any requested consent;

(9) Tenant shall not have (a) advertised or publicized in any way the availability of the Demised Premises without prior notice to, and approval by, Landlord, which approval Landlord agrees not to unreasonably withhold, nor shall any advertisement state the name (as distinguished from the address) of the Building, or (b) advertised, listed or publicized the Demised Premises for subletting or assignment, with a broker, agent or representative or otherwise, in a newspaper or trade publication, at a proposed rental less than the Minimum Rent and Additional Rent at which Landlord is then offering to Lease other space in the Building;

(10) the sublease shall not provide for an option on behalf of the subtenant thereunder to extend or renew the term of such sublease and shall also not grant to subtenant any space option or other option set forth in this Lease (which option(s) is (are) only granted to the original Tenant hereunder);

(11) such subletting shall not result in there being more than two (2) occupants of the Demised Premises, including Tenant; and

(12) solely for a period of one hundred eighty (180) days, Tenant shall employ Landlord’s then leasing agent as its sole and exclusive agent to effectuate any sublease or assignment.

(iv) Each subletting pursuant to this Article shall be subject to all of the covenants, agreements, terms, provisions and conditions contained in this Lease. Notwithstanding any such subletting and/or acceptance of Minimum Rent or Additional Rent by Landlord from any subtenant, Tenant shall and will remain fully liable for the payment of the Minimum Rent and Additional Rent due, and to become due, hereunder, for the performance of all of the covenants, agreements, terms, provisions and conditions contained in this Lease on the part of Tenant to be performed and for all acts and omissions of any licensee, subtenant, or any other person claiming under or through any subtenant that shall be in violation of any of the obligations of this Lease, and any such violation shall be deemed to be a violation by Tenant. Tenant further agrees that, notwithstanding any such subletting, no other and further subletting of the Demised Premises by Tenant, or any person claiming through or under Tenant shall, or will be, made, except upon compliance with, and subject to, the provisions of this Article.

(v) Any assignment or transfer shall be made only if, and shall not be effective until, the assignee shall execute, acknowledge and deliver to Landlord an agreement, in form and substance satisfactory to Landlord, whereby the assignee shall assume all of the obligations of this Lease on the part of Tenant to be performed or observed and whereby the assignee shall agree that the provisions contained in paragraph (a) shall, notwithstanding such assignment or transfer, continue to be binding upon it in respect of all future assignments and transfers.

(vi) If Landlord shall give its consent to any assignment of this Lease or to any sublease, Tenant shall, in consideration therefor, pay to Landlord, as Additional Rent:

(a) in the case of an assignment, an amount equal to seventy five (75%) percent of all sums and other consideration payable to Tenant by the assignee for, or by reason of, such assignment, including, without limitation, all sums payable for the sale of Tenant’s fixtures, Leasehold improvements, equipment, furniture, furnishings, or other personal property; and

(b) in the case of a sublease, seventy five (75%) percent of any rents, additional charges, or other consideration payable under the sublease by the subtenant to Tenant that are in excess of the Minimum Rent and Additional Rent accruing during the term of the sublease in respect of the subleased space (at the rate per square foot payable by Tenant hereunder) pursuant to the terms hereof, including, without limitation, all sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property.

The sums payable under this paragraph (vi) shall be paid to Landlord as and when payable by the subtenant to Tenant.

(vii) If Tenant (or any subtenant) is a corporation, the provisions of subparagraph (A) of this Article shall apply to a transfer (however accomplished, whether in a single transaction or in a series of related or unrelated transactions) of stock (or any other mechanism such as, by way of example, the issuance of additional stock, a stock voting agreement or change in class (es) of stock) which results in a change of control of Tenant (or such subtenant) as if such transfer of stock (or other mechanism) which results in a change of control of Tenant (or such subtenant) were an assignment of this Lease, and if Tenant (or such subtenant) is a partnership, limited liability company or joint venture, said provisions shall apply with respect to a transfer (by one or more transfers) of an interest in the distributions of profits and losses of such partnership, joint venture or limited liability company (or other mechanism, such as, by way of example, the creation of additional general partnership or limited partnership interests or limited liability company interests) which results in a change of control of such partnership or joint venture or limited liability company, as if such transfer of an interest in the distributions of profits and losses of such partnership or joint venture or limited liability company which results in a change of control of such partnership or joint venture or limited liability company were an assignment of this Lease; but the provisions of subparagraph (A) of this Article hereof shall not apply to transactions with (u) a corporation into or with which Tenant is merged or consolidated, (v) a corporation, partnership or other entity to which substantially all of Tenant’s assets are transferred, (w) any corporation which controls or is controlled by Tenant or is under common control with Tenant, (x) any person, persons, entity or entities to whom a controlling block of Tenant’s stock is transferred, (y) an existing shareholder or shareholders, or (z) a trust established by or for the benefit of existing shareholder or shareholders, provided that in any of such events (i) the Tenant hereunder immediately after such transfer is a reputable entity of good character and has a net worth computed in accordance with generally accepted accounting principles at least equal to the “Minimum Net Worth” (as defined below), (ii) proof reasonably satisfactory to Landlord of such net worth shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, (iii) in the event that the Tenant hereunder immediately after such transfer is other than the Tenant herein named, a duplicate original instrument of assignment in form and substance reasonably satisfactory to Landlord, duly executed by Tenant, shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, (iv) in the event that the Tenant hereunder immediately after such transfer is other than the Tenant herein named (a “New Tenant”), an instrument in form and substance reasonably satisfactory to Landlord, duly executed by such New Tenant, in which such New Tenant assumes (as of the Commencement Date) observance and performance of, and agrees to be personally bound by, all of the terms, covenants and conditions of this Lease on Tenant’s part to be performed and observed shall have been delivered to Landlord at least ten (10) days prior to the effective date of any such transaction, and (v) such merger, consolidation or transfer shall be for a good business purpose with a view toward continuing Tenant’s business as an on-going concern and not principally for the purpose of transferring this Lease. For purposes of this subparagraph (vii), the term “control” shall mean, in the case of a corporation, ownership or voting control, directly or indirectly, of more than fifty percent (50%) of all the voting stock, and in case of a joint venture or partnership or similar entity, ownership, directly or indirectly, of more than fifty percent (50%) of all the general or other partnership (or similar) interests therein. Any agreement pursuant to which (x) Tenant is relieved from the obligation to pay all or a part of Minimum Rent or Additional Rent under this Lease, and (y) a third party undertakes or is granted any right to assign or attempt to assign this Lease or sublet or attempt to sublet all or any portion of the Demised Premises, shall be deemed an assignment of this Lease and subject to the provisions of this Article, including, without limitation, subparagraph (A) hereof. For purposes of this subparagraph, the term “Minimum Net Worth” shall mean the greater of (i) the average net worth of Tenant for the twelve (12) month period which immediately precedes such transfer or (ii) Tenant’s net worth as of the date hereof. Notwithstanding anything to the contrary contained herein, the transfer of stock to any family member or members of the shareholders of Tenant who as of the date hereof own a minimum of fifty-one (51%) percent of the outstanding shares of Tenant (the “Major Shareholders”), or to any trust established for the benefit of one or more of the family members of the Major Shareholders shall not in any event be treated as an assignment of this Lease and Landlord’s consent shall not be required therefor but at least 30 days prior written notice of such stock transfer shall be delivered to the Landlord and a copy of the relevant trust documentation and/or estate planning instruments shall be delivered to Landlord at least 30 days prior to the effective date of such stock transfer.

(C) Each permitted assignee shall assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of the Minimum Rent and Additional Rent and for the due performance of all the terms, covenants, conditions and agreements herein contained on Tenant’s part to be performed for the term of this Lease and any renewals and modifications hereof. No assignment shall be binding on Landlord unless, as hereinbefore provided, such assignee or Tenant shall deliver to Landlord a duplicate original of the instrument of assignment which contains a covenant of assumption by the assignee of all of the obligations aforesaid and shall obtain from Landlord the aforesaid written consent prior thereto. Any assignment, sublease or agreement permitting the use and occupancy of the premises to which Landlord shall not have expressly consented in writing shall be deemed null and void and of no force or effect.

(D) Tenant agrees that notwithstanding any subletting or assignment permitted by Landlord, no other and further subletting of the Demised Premises by Tenant or any person or entity claiming through or under Tenant shall or will be made except upon compliance with and subject to the provisions of this Article.

48. TENANT’S CERTIFICATE: Tenant shall, without charge at any time and from time to time, within seven (7) days after written request by Landlord, certify by written instrument, duly executed, acknowledged and delivered and given with the express knowledge that any party may rely on the information set forth in said instrument, to any mortgagee, assignee of any mortgage or to any purchaser, or any proposed mortgagee, assignee of any mortgage or purchaser, or any other person, firm or corporation specified by Landlord:

(A) that this Lease is unmodified and in full force and effect (or, if there has been modification, that the Lease is in full force and effect as modified and stating the modifications) and that both the Landlord and the Tenant are not then in default under this Lease (or, if there has been a default, stating the default(s), if any);

(B) whether or not there are then existing any setoffs or defenses against the enforcement of any of the agreements, terms, covenants or conditions hereof upon the part of Tenant to be performed or complied with (and, if so, specifying the same); and

(C) the dates, if any, to which the rental, additional rental and other charges hereunder have been paid in advance, and stating the rental, additional rent and other charges provided for in the Lease;

(D) the commencement date and expiration date of the Lease;

(E) whether or not any rental has been paid more than 30 days before the due date, and whether or not the Tenant has any unsatisfied claim against Landlord;

(F) the security deposit (if any) deposited by Tenant under the Lease;

(G) whether any actions, whether voluntary or otherwise, are pending against the Tenant under the bankruptcy laws of the United States or any state thereof; and

(H) whether the Tenant has any option to renew or expand the term of the Lease or the leased premises, as the case may be, and whether the Tenant has any right of first refusal to purchase (or lease) the Demised Premises or any part thereof or the Building in which the Demised Premises are located.

In the event that Tenant fails to deliver to Landlord the aforesaid certificate within the time period described hereinabove, then Tenant herein unconditionally agrees that it shall be liable on demand to pay Landlord the sum of $1,000.00 for each day that Tenant is late in delivering the aforesaid certificate to Landlord, such sum to be as and for Landlord’s full and complete liquidated and agreed monetary damages suffered by reason of Tenant’s failure to timely deliver an estoppel certificate to Landlord. In addition to the foregoing, in the event that Tenant fails to deliver to Landlord the aforesaid certificate within the time-period described hereinabove, then Tenant shall be deemed to have unconditionally waived (and shall be estopped from raising) any and all alleged defenses or alleged Lease defaults allegedly committed by Landlord which it may have otherwise claimed or maintained in such estoppel certificate and Tenant shall also be deemed to have unconditionally assented to and affirmed any and all provisions set forth in the estoppel certificate as same may have been prepared by the Landlord. In addition to the foregoing, Landlord reserves the right to exercise any further rights or remedies available to it under the Lease, at law or equity by reason of Tenant’s default hereunder.

49. LIMITATION OF LANDLORD’S LIABILITY/EXCULPATORY CLAUSE: If Landlord shall be an individual, joint venture, limited liability company, tenancy-in-common, co-partnership, partnership, limited partnership, unincorporated association, or other unincorporated aggregate of individuals and/or entities, or a corporation, Tenant shall look only to such Landlord’s estate and property in the Building, for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of such Landlord (or of any partner, shareholder, member, individual, officer, director, agent or other owner or representative thereof, whether disclosed or undisclosed) shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use or occupancy of the Demised Premises.

50. BROKER: Tenant covenants, warrants and represents that there was no broker instrumental in consummating this lease other than Cushman & Wakefield, Inc. and Julien J. Studley, Inc. (collectively, the “Broker”), and no conversations or negotiations were had with any other broker concerning the renting of the Demised Premises. Tenant and Landlord agree to indemnify, defend and hold and save the other harmless against any and all liability from any claims of any broker (other than the Broker) who claims to have dealt with the other party (including, without limitation, the cost of counsel fees in connection with the defense of any such claims in connection with the renting of the Demised Premises).

51. CONFLICT OF TERMS: In the event any term, covenant, condition or agreement contained in this rider to the Lease shall conflict or be inconsistent with any term, covenant, condition or agreement contained in the printed portion of this Lease, then the parties agree that the rider provision shall prevail.

52. TENANT’S REMEDIES: With respect to any provision of this Lease which provides, in effect, that Landlord shall not unreasonably withhold or unreasonably delay any consent or any approval, Tenant in no event, shall be entitled to make, nor shall Tenant make, any claim, and Tenant hereby waives any claim, for money damages; nor shall Tenant claim any money damages by way of setoff, counterclaim or defense, based upon any claim or assertion by Tenant that Landlord has unreasonably withheld or unreasonably delayed any consent or approval; but Tenant’s sole remedy shall be an action or proceeding to enforce any such provision, or for specific performance, injunction or declaratory judgment.

53. NO EXCESSIVE NOISE: Tenant agrees that it will use the Demised Premises and will perform all work required or permitted hereunder in such a manner so as not to create any excessive noise which disturbs any of the other tenants of the Building or persons occupying adjacent and neighboring premises.

54. LABOR REGULATIONS: Tenant covenants and agrees that prior to and throughout the demised term, it shall not take any action which would violate Landlord’s union contract, if any, affecting the Building, nor create any work stoppage, picketing, labor disruption or dispute, or any interference with the business of the Landlord or any other tenant or occupant in the Building or with the rights and privileges of any person(s) lawfully in said Building, nor cause any impairment or reduction of the good name of the Building. Any default by Tenant under this Article shall be deemed a material default entitling Landlord to exercise any or all of the remedies as provided in this Lease.

55. CONTROL OF TENANT: If the Tenant is a corporation (other than one whose shares are regularly and publicly traded on a recognized stock exchange), partnership or other entity other than an individual, Tenant represents that the ownership and power to vote the majority of its entire outstanding capital stock or other controlling interest (collectively “Controlling Interest”) belongs to and is vested in the person(s) executing this Lease or members of his or their immediate family.

56. ADDENDUM TO ARTICLE 22: If Tenant shall default in surrendering the Demised Premises upon the expiration or termination of the term, Tenant’s occupancy subsequent to such expiration or termination, whether or not with the consent or acquiescence of Landlord, shall be deemed to be that of a tenancy at will and in no event from month-to-month or from year-to-year, and it shall be subject to all the terms, covenants and conditions of this lease applicable thereto, except the Minimum Rent and Additional Rent shall be the greater of (i) two hundred percent of (or 200% of) the amount payable in the last year of the term and (ii) the then fair market value minium rental and additional rental which would be payable with respect to the Demised Premises, and no extension or renewal of this Lease shall be deemed to have occurred by such holding over.

57. ADDENDUM TO ARTICLE 18:

(A) Should Tenant fail to pay within five (5) days of when due any installments of Minimum Rent, Additional Rent, or any other sum payable to Landlord under the terms of this Lease, then a late charge in the amount of $0.10 per $1.00 due shall be added to the sum due and shall be deemed Additional Rent hereunder. If Tenant shall issue a check to Landlord which is returnable unpaid for any reason, Tenant shall pay Landlord an additional charge of $100.00 for Landlord’s expenses in connection therewith. If Tenant shall default (i) in the timely (5 days) payment of Fixed Rent or Additional Rent for any two (2) consecutive months or for a total of three (3) months in any period of twelve (12) months then, notwithstanding, that such defaults shall have each been cured within the applicable period, if any, any further similar default shall be deemed to be deliberate and Landlord thereafter may serve Tenant with a three (3) days’ notice of termination without affording to Tenant an opportunity to cure such further default at which time the term of this Lease shall terminate as if that day were the Expiration Date.

(B) Notwithstanding anything in this Lease to the contrary, to the fullest extent permitted by law, and as a material inducement to Landlord to execute this Lease, Tenant hereby specifically waives the right, during the term of this Lease or during the pendency of any litigation arising out of this Lease, to stay, attempt to stay or otherwise toll the period of termination described in Articles 17 or 18 of the Lease, and Tenant hereby also waives the right to make application to any Court or authority for such a stay (such as a “Yellowstone Injunction”) during the pendency of any litigation arising out of this Lease, and any stay, attempt to stay or application to any Court for such a stay shall itself be considered a material breach of this Lease, thereby entitling Landlord to all of its remedies hereunder.

58. ENTIRE AGREEMENT: No earlier statement or prior written matter shall have any force or effect. Tenant agrees that it is not relying on any representations or agreements other than those contained in this Lease. This agreement shall not be modified or canceled except by writing subscribed by all parties.

59. SAVING PROVISION: If any provision of this Lease, or its application to any situation shall be invalid or unenforceable to any extent, the remainder of this Lease, or the application thereof to situations other than that as to which it is invalid or unenforceable, shall not be affected thereby, and every provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

60. LEASE NOT BINDING UNLESS EXECUTED: Submission by Landlord of the within Lease for execution by Tenant shall confer no rights nor impose any obligations on either party unless and until both Landlord and Tenant shall have executed this Lease and duplicate originals thereof shall have been delivered to the respective parties.

61. AIRCONDITIONING UNIT: OVERTIME SERVICES:

(A) Landlord shall deliver the Demised Premises to Tenant on the Commencement Date with a functioning heating, ventilation and air-conditioning air-cooled package unit (“Unit”) which shall service the Demised Premises for normal office use. From and after the Commencement Date, Tenant shall at its sole cost and expense be responsible for the repair, maintenance and replacement of said Unit. Notwithstanding the foregoing, if the Unit’s compressor or any major structural component of the Unit falls into disrepair through no fault or negligence of the Tenant or any of its agents, employees or invitees, the Landlord shall repair and/or replace same at its option at its sole cost and expense. Landlord may at its option install a time clock and/or meter to measure Tenant’s usage and time of operation of the Unit and readings of same may determine whether or not

Landlord shall elect to survey Tenant’s electrical usage in accordance with the provisions of Article 41 of this Lease.

(B) There shall be no charge to Tenant for the furnishing of any necessary Building engineering services to the Demised Premises from 8:00 a.m. to 6:00 p.m. Mondays through Fridays, holidays excepted and for the furnishing of freight elevator facilities to the Demised Premises from 8:00 a.m. to 4:30 p.m. Mondays through Fridays, holidays excepted. However, the Minimum Rent does not reflect or include any charge to Tenant for the furnishing of any such freight elevator facilities or Building engineering services during any other periods (“Overtime Periods”). Tenant hereby acknowledges that Overtime Period freight elevator service may only be obtained by Tenant on weekend days for a minimum of four (4) hours of continuous usage (and Tenant shall be credited with same whether or not it actually uses same). The Tenant’s move-in to the Demised Premises must be scheduled so as to occur after normal business hours (i.e., after 6:00 P.M. on normal workdays, and on weekends). Accordingly, if Landlord furnishes any such freight elevator facilities or Building engineering services at the request of Tenant during Overtime Periods, Tenant shall pay Landlord Additional Rent for such services at the standard rates then fixed by Landlord for the Building or if no such rates are then fixed at comparable rates then being charged by first-class office buildings in the midtown Manhattan vicinity. Landlord’s current rate for freight elevator service during Overtime Periods is $_______ per hour and the Landlord’s current rate for Building engineer’s service during Overtime Periods is $______ per hour, provided, however, that Tenant acknowledges that such rates may change in the Building as Landlord determines in its sole discretion. Landlord shall not be required to furnish any such services during any Overtime Periods unless Tenant shall notify Landlord in writing of its requirement for services prior to 12:00 p.m. of the day before which such services are requested or by 12:00 p.m. of the last preceding Business Day if such Overtime Periods are to occur on a day other than a Business Day. If Tenant fails to give Landlord such advance notice, then failure by Landlord to furnish or distribute any such services during such Overtime Periods shall not constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rental, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business or otherwise. For purposes of this Lease, “Business Day” shall mean any day, excluding Saturdays, Sundays and all days observed as holidays by the State of New York, the federal government or the labor unions servicing the Building.

62. WAIVER OF JURY TRIAL AND RIGHT TO COUNTERCLAIM. Tenant hereby waives all right to trial by jury in any summary or other action, proceeding or counterclaim arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, the Demised Premises and the use and occupancy thereof, any claim of injury or damages, and any emergency statutory or other statutory remedy. Tenant also hereby waives all right to assert or interpose a counterclaim in any summary proceeding or other action or proceeding to recover or obtain possession of the Demised Premises unless such waiver would result in Tenant’s loss of the right to bring such claim in a separate proceeding.

63. INJUNCTIVE RELIEF: In the event of a breach or threatened breach by Tenant of any of the covenants or provisions of this Lease, Landlord shall have the right of injunction and the right to invoke any remedy allowed at law or in equity as if re-entry, summary proceedings and other remedies were not herein provided for. Mention in this Lease of any particular remedy shall not preclude Landlord from any other remedy, at law or in equity. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant’s being evicted or dispossessed, or in the event of Landlord’s obtaining possession of the Demised Premises by reason of Tenant’s violation of the provisions of this Lease. Tenant further agrees that it shall not interpose any noncompulsory counterclaim or noncompulsory counterclaims in a summary proceeding or in any other action or proceeding to evict the Tenant or otherwise recover possession of the Demised Premises and Tenant hereby waives the right to interpose any noncompulsory counterclaim or noncompulsory counterclaims in any such proceeding(s).

64. RECORDATION: Tenant covenants not to place this Lease on record or to record this Lease without the prior written consent of Landlord. At the request of Landlord, Tenant will execute a memorandum of lease for recording purposes containing references to such provisions of this Lease as Landlord, in its sole discretion, shall deem necessary.

65. ATTORNEYS’ FEES: Tenant agrees to pay Landlord upon demand, as an Additional Rental, a sum equal to all costs and expenses (including attorneys’ fees, costs of investigation and disbursements) incurred by Landlord in enforcing any or all of its rights hereunder, specifically including the cost of collecting sums due, whether or not an action or proceeding is commenced, or levying and collecting on any judgment or arbitration award in Landlord’s favor.

66. FORCE MAJEURE: In the event that either party hereto shall be delayed or hindered in or prevented from the performance or any act required hereunder other than Tenant’s obligation to pay rent by reason of strikes, lockouts, labor troubles, failure of power, riots, insurrection, war or other reason of like nature not the fault of the party delayed in performing work or doing acts, such party shall be excused for the period of delay. The period of performance of any such act shall then be extended for the period of such delay.

67. ELECTRICITY AND HEAT: Landlord shall not in arty way be liable or responsible to Tenant for any loss or damage or expense which Tenant may sustain or incur if either the quantity or character of electric service, gas service or other utility is changed or is no longer available or suitable for Tenant’s requirements. Tenant’s use of electric current or other utilities in the Demised Premises shall not at any time exceed the capacity of any of the electrical conductors, facilities and other systems in or otherwise serving the Demised Premises.

68. SECURITY.

(A)(i) Tenant has deposited with Landlord the sum of $329,595.00 upon the execution of this Lease, as security for the performance by Tenant of all of the terms, covenants and conditions of this Lease on Tenant’s part to be performed. Landlord shall have the right, without notice to Tenant, and regardless of the exercise of any other remedy Landlord may have by reason of a default, to apply any part of said deposit to cure any default of Tenant, and, if Landlord does so, Tenant shall upon demand deposit with Landlord the amount so applied so that Landlord shall have the full amount of the security ($329,595.00) at all times during the term of this Lease. If Tenant shall fail to make such deposit, Landlord shall have the same remedies for such failure as Landlord has for a default in the payment of Minimum Rent. In the event of an assignment or transfer of the leasehold estate under the Lease, (a) Landlord shall have’ the right to transfer the security to the assignee, (b) Landlord shall thereupon be automatically released by Tenant from all liability for the return of such security, and (c) Tenant shall look solely to the assignee for the return of said security, and the foregoing provisions of this sentence shall apply to every transfer made of the security to a new assignee of Landlord’s interest in the Lease. The security deposited under this Lease shall not be assigned or encumbered by Tenant without the prior consent of Landlord, and any such assignment or encumbrance shall be void. Landlord and Tenant acknowledge and agree that Tenant hereby waives any right, whether statutory or otherwise, to any interest earned on any security deposited by Tenant hereunder, and Tenant shall in no event be entitled to interest on said security.

(ii) On or about the third (3rd) year anniversary of the Rent Commencement Date, provided that (a) this Lease remains in full force and effect and (b) the original Tenant named herein remains in possession of the Demised Premises and has not ever been (nor is it then) in default under this Lease after the expiration of any grace or cure period expressly provided for in this Lease, the Landlord acknowledges that upon Tenant’s written request thereto it shall return to Tenant a portion of the cash security deposit held by Landlord in the amount of $82,398.75. If the security was delivered in the form of cash, then Landlord shall either at its option remit a check to Tenant for this sum within 30 days of Tenant’s written request to Landlord if same is due pursuant to the provisions of this Article or Landlord may elect to remit same to Tenant in the form of additional abated Minimum Rent under the Lease.

(iii) On or about the fifth (5th) year anniversary of the Rent Commencement Date, provided that (a) this Lease remains in full force and effect and (b) the original Tenant named herein remains in possession of the Demised Premises and has not ever been (nor is it then) in default under this Lease after the expiration of any grace or cure period expressly provided for in this Lease, the Landlord acknowledges that upon Tenant’s written request thereto it shall return to Tenant a portion of the cash security deposit held by Landlord in the amount of $82,398.75. If the security was delivered in the form of cash, then Landlord shall either at its option remit a check to Tenant for this sum within 30 days of Tenant’s written request to Landlord if same is due pursuant to the provisions of this Article or Landlord may elect to remit same to Tenant in the form of additional abated Minimum Rent under the Lease.

(iv) The parties agree that notwithstanding any reduction in or return of security mandated by subparagraphs (A)(ii) and (iii) hereinabove the security deposit held by Landlord under the Lease shall never fall below $164,797.50 at any time during the term of the Lease.

(v) In the event that a Letter of Credit has been delivered by Tenant to Landlord pursuant to subparagraph (B) hereinbelow, any reduction in or return of security mandated by subparagraphs (A)(ii) and (iii) hereinabove may be implemented by Tenant delivering to the Landlord on each date a reduction in the security is mandated by the provisions of this Article a replacement Letter of Credit in the reduced amount indicated in subparagraphs (A)(ii) and (iii) hereinabove provided such replacement Letter of Credit is acceptable to the Landlord in its sole discretion.

(B) (i) In lieu of a cash security deposit, Tenant may on no later than the date of this Lease as hereinabove set forth elect to deliver the security deposit required hereunder by delivering to Landlord a clean, automatically self renewing, non-expiring, unconditional irrevocable standby letter of credit in the original amount of $329,595.00 (the “Letter of Credit”) issued to Landlord by a New York-based federally-insured lending institution acceptable to Landlord. Said Letter of Credit must conform exactly to the form of Letter of Credit annexed hereto as Exhibit “E” and must otherwise be in form and content satisfactory to Landlord in its sole and absolute discretion. The Letter of Credit shall unequivocally state on its face that it shall be effective and in place for a term no less than one hundred twenty (120) days after the last day of the entire term of this Lease. In the event that for any reason whatsoever the Letter of Credit shall expire or shall fail to be renewed or replaced within 90 days prior to its expiration or renewal date, then Tenant herein unconditionally acknowledges that (i) Landlord shall have the unconditional right at any time to draw upon the existing Letter of Credit and to hold such sums for the balance of the Lease term as cash security for Tenant’s performance under this Lease and (ii) at Landlord’s option, such failure shall be deemed to be a material default by Tenant under this Lease and Landlord shall have all of its remedies thereof under the Lease, at law and at equity. Tenant shall ensure that the foregoing sentence shall appear “in bold” on the face of the letter of credit.

(ii) In the event Tenant shall default during the period in which the Letter of Credit shall be in place after the expiration of any applicable grace periods expressly stated in this Lease, Landlord shall have the right at its sole option, and regardless of the exercise of any other remedy Landlord may have by reason of a default, to immediately, draw against the Letter of Credit for the full amount of said Letter of Credit or to the extent necessary to cure the amount of any default and to apply any part of said Letter of Credit to the extent necessary to cure any default of Tenant, and, if Landlord does so, Tenant shall upon demand issue a new Letter of Credit in favor of Landlord in the face amount of the original amount so drawn down so that Landlord shall at all times have the full amount of the Letter of Credit required under this Article during the entire term of this Lease. If Tenant shall fail to issue such new Letter of Credit, Landlord shall have the same remedies for such failure as Landlord has for a default in the payment of Minimum Rent. Landlord’s right to draw on the Letter of Credit shall continue for so long as Tenant shall remain in default. Tenant acknowledges that the Letter of Credit must state on its face that it shall be in place and effective for a term of at least 120 days subsequent to the Expiration Date of the Lease.

(iii) In the event of an assignment or transfer by the Landlord of the leasehold estate under the Lease, (a) Landlord shall have the right without any charge, cost, fee or expense charged to any party, to transfer or assign the Letter of Credit one or more times to any transferee or assignee by delivering to said transferee or assignee a blanket assignment of said Letter of Credit (using a form acceptable to Landlord in its sole discretion), (b) Landlord shall thereupon upon such transfer be automatically released by Tenant from all liability, if any, for the return of such Letter of Credit, and (c) Tenant shall look solely to the transferee or assignee for the return of said Letter of Credit, and the foregoing provisions of this sentence shall apply to every transfer or assignment made of the Letter of Credit to a new transferee or assignee of Landlord’s interest in the Lease. The Letter of Credit issued under this Lease shall not be assigned or encumbered by Tenant or by the issuing bank without the prior consent of Landlord, and any such assignment or encumbrance shall be void.

(iv) The Letter of Credit may not be automatically self-reducing on its face, but may be replaced with a new Letter of Credit in a reduced amount on the appropriate date by Tenant to comply with the express provisions of subparagraphs (A)(ii) and (iii) hereinabove provided such replacement Letter of Credit is acceptable to the Landlord in its sole discretion.

69. NO CLEANING SERVICES BEING PROVIDED BY LANDLORD:

(i) Landlord is not providing Tenant with any cleaning services for the Demised Premises and said services are not included in any of the rental to be paid by Tenant under this Lease.

(ii) Tenant, at Tenant’s expense, shall cause all portions of the Demised Premises to be cleaned daily in a manner satisfactory to Landlord, and to be regularly exterminated against infestation by vermin, roaches or rodents regularly and, in addition, whenever there shall be evidence of any infestation, and shall cause Tenant’s refuse and rubbish to be removed from the Demised Premises and the Building.

(iii) Only one or more persons firms or corporations authorized in writing by Landlord shall be permitted to act as maintenance contractor or as a cleaning service for any waxing, polishing, cleaning and maintenance work in the Demised Premises. Nothing herein contained shall prohibit Tenant from performing such work for itself by use of its regular daily salaried employees. Landlord may fix, in its absolute discretion, at any time and from time to time, the hours during which and regulations under which such services are to be furnished. Landlord expressly reserves the right to act as or to designate, at any time and from time to time, an exclusive contractor for all or any one or more of such services, provided that the quality thereof and the charges therefor are reasonably comparable to that of other contractors, and Landlord, under such circumstances, expressly reserves the right to exclude from the Building any person, firm or corporation attempting to furnish any of such services.

70. SUBORDINATION AND ATTORNMENT:

(A) This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate at all times to all underlying leases, and to all mortgages which may now or hereafter affect such leases or the real property of which the Demised Premises are a part, and to all renewals, modifications, consolidations, replacements and extensions of any such underlying leases and mortgages. The provisions of this Section shall be self operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such underlying lease (a “Superior Lessor”) or the mortgagee of any such mortgage (a “Superior Mortgagee”) or any of their respective successors in interest may reasonably request to evidence such subordination; and, if Tenant fails to execute, acknowledge or deliver any such instruments within ten (10) days after request therefor, Tenant hereby irrevocably constitutes and appoints Landlord as Tenant’s attorney-in-fact, coupled with an interest, to execute, acknowledge and deliver any such instruments for and on behalf of Tenant.

(B) This Lease may not be surrendered, cancelled, modified or amended and the Superior Lessor and the Superior Mortgagee shall not be bound by any previous prepayment of more than one month’s rent (including additional rent ) hereunder, unless such surrender, cancellation, modification, amendment or prepayment shall have been expressly approved in writing by the Superior Lessor or the Superior Mortgagee, as the case may be and any such surrender, cancellation, modification, amendment of this Lease or prepayment not so approved shall be voidable by the Superior Lessor or the Superior Mortgagee, as the case may be.

(C) If any Superior Lessor or any Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure or delivery of a new lease or deed, then upon the request of such party so succeeding to Landlord’s rights (“Successor Landlord”), Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment this Lease shall continue in full force and effect as a direct lease between Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease except that Successor Landlord shall not: (i) be liable for any previous act or omission of any prior landlord (including Landlord) under this Lease; (ii) be subject to any offsets, credits or defenses which Tenant may be entitled to assert against any prior landlord (including Landlord); (iii) be liable for the return of any security deposit, in whole or in part, to the extent that same is not paid over to Successor Landlord; or (iv) be bound by any previous surrender, cancellation, modification or amendment of this Lease or any previous prepayment of more than one month’s rent (including additional rent) hereunder, unless such surrender, cancellation, modification, amendment or prepayment shall have been expressly approved in writing by the Superior Lessor or the Superior Mortgagee through or by reason of which Successor Landlord shall have succeeded to the rights of Landlord under this Lease.

(D) All references in this Lease to “mortgages” shall be deemed to refer to and include a mortgage, deed of trust or deed to secure debt according to whichever is applicable in the state where the Demised Premises are located, and all references to “mortgagee” shall be deemed to refer to the holder of a mortgage or the beneficiary/holder of a deed of trust or deed to secure debt as applicable.

71. BUILDING DIRECTORY/SIGNAGE: Tenant shall have the right to display the number of individual names in the Building’s Lobby Directory in the same proportion that the rentable space of the Demised Premises bears to the aggregate rentable space of the entire Building. Tenant may utilize its own graphics in implementing signage to be located at the entrance to the Demised Premises, subject to Landlord’s prior written approval as to aesthetics and location (and subject, also, to the compliance by Tenant with applicable law and with all of the provisions of this Lease applicable thereto.)

72. BILLING BY LANDLORD: Any bill, invoice, statement or other notice rendered by the Landlord or any other party to the Tenant and which is not disputed or objected to by the Tenant within 30 days of the rendition of such bill, invoice, statement or other notice shall be deemed to be unconditionally approved and accepted by the Tenant. In the event that Landlord has been delayed in rendering or has failed to render any bill, invoice, statement or other notice to Tenant beyond the originally anticipated due date thereof, such delay or failure shall not prejudice any of Landlord’s rights and no waiver of any rights of the Landlord shall have occurred or be deemed to have occurred as a result of any of Landlord’s delay or failure as described hereinabove.

73. ALL ADDITIONAL RENTAL PAYMENTS:

(A) Tenant’s obligation to make any Additional Rent payments under this Lease, including, without limitation, the Additional Rental payments provided for in Articles 41, 42 and 43 of this Lease, shall be absolute and not conditioned on the happening of any act, thing or occurrence, including without limitation, the time or timeliness at or with which such statement, bill or demand is furnished to or made upon Tenant. Landlord’s failure during the term of this Lease to prepare and deliver any statements or bills required to be delivered to Tenant hereunder, or Landlord’s failure to make a demand under any Articles of this Lease shall not in any way be denied to be a waiver of, or cause Landlord to forfeit or surrender its rights to collect, any Additional Rent which may have become due pursuant to any such Articles of this Lease during the term of this Lease. Tenant’s liability for the Additional Rent due under any Articles of this Lease shall continue unabated during the remainder of the term of this Lease and shall survive the expiration or sooner termination of this Lease.

(B) In no event shall any adjustment of any payments payable by Tenant in accordance with the provisions of any Articles of this Lease result in a decrease in Minimum Rent nor shall any adjustment of any Additional Rent payable by Tenant pursuant to any provision of any Articles of this Lease result in a decrease in any other Additional Rent payable by Tenant pursuant to any other provisions of this Lease, it being agreed and understood that the payment of Additional Rent under any Articles of this Lease is an obligation supplemental to Tenant’s obligations to pay Minimum Rent and any other Additional Rent pursuant to any other provision of this Lease.

(C) If a Tax Year or lease year shall end after the expiration or termination of the term of this Lease, the Additional Rent payable by Tenant in respect thereof shall be prorated to correspond to that portion of such year occurring within the term of this Lease.

(D)   (i) Landlord’s failure to render any Tax bill or statement with respect to any Tax Year shall not prejudice Landlord’s right to thereafter render a Tax bill or statement with respect thereto or with respect to any subsequent Tax Year, nor shall the rendering of a Tax bill or statement prejudice Landlord’s right to thereafter render a corrected Tax bill or statement for that Tax Year, as the case may be. Nothing herein contained shall restrict Landlord from issuing a Tax bill or statement at any time there is an increase in Taxes during any Tax Year or any time thereafter.

(ii) Each Tax bill or statement shall be conclusive and binding upon Tenant unless (i) with respect to such Tax bill or statement, on or before thirty (30) days after the delivery by Landlord to Tenant of such statement, Tenant shall notify Landlord that it disputes the correctness of such Tax bill or statement, specifying the particular respects in which such Tax bill or statement is claimed to be incorrect. Pending the determination of such dispute, tenant shall pay any disputed portion of the relevant Tax Payment to the Landlord (as and when otherwise payable to the Landlord under the appropriate Article of this Lease) and Tenant shall pay any undisputed portion of the relevant Tax Payment in accordance with the applicable Tax bill or statement (and Landlord shall refund or credit any overpayment by Tenant following the determination of such dispute).

74. INTEREST: If any sums of money or charges required to be paid by Tenant under this Lease, including but not limited to Minimum Rent and Additional Rent payable by Tenant hereunder, are not paid at the time provided in the Lease, they shall nevertheless, if not paid when due, bear interest from the due date thereof to the date of payment at the highest rate allowed by law to be charged the Tenant.

75. LEGAL RENT RESTRICTIONS:

If any of the rents payable under the terms of this Lease shall be or become uncollectible, reduced or required to be refunded because of any applicable law, ordinances, order, rule, requirement or regulation, Tenant shall enter into such agreement(s) and take such other steps (without additional expense to Tenant) as Landlord may request and as may be legally permissible to permit Landlord to collect the maximum rents which from time to time during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts reserved therefor under this Lease). Upon the termination of such legal rent restriction, (a) the rents shall become and thereafter be payable in accordance with the amounts reserved herein for the periods following such termination and (b) Tenant shall pay to Landlord, to the maximum extent legally permissible, an amount equal to (i) the rents which would have been paid pursuant to this Lease but for such legal rent restriction less (ii) the rents paid by Tenant during the period such legal rent restriction was in effect.

76. SUBSTITUTE SPACE:

At any time prior to or during the term hereof, Landlord may substitute for the Demised Premises, the Expansion Space (as such term is hereinafter defined) or any portion thereof (such premises being hereinafter referred to as the “replaced premises”) whether or not any other substitution has been made pursuant to this Article prior to such time, other space in the Building (such other space being hereinafter referred to as the “substitute premises”) by a written notice given to Tenant not later than thirty (30) days prior to the date specified in such notices as the effective date for such substitution. Such notice shall have annexed thereto a floor plan identifying the substitute premises on such plan. The substitute premises shall have substantially at least as much rentable area as the replaced premises. If the effective date specified in such notice is subsequent to the Commencement Date, Tenant shall vacate the replaced premises and surrender the same to Landlord on or before such effective date provided Landlord, at its expense, shall have substantially duplicated in the substitute premises Tenant’s initial work performed in the replaced premises. Landlord shall promptly after Tenant enters into occupancy of the substitute premises pay to Tenant any reasonable moving costs incurred by Tenant because of such substitution. In the event of a substitution of space pursuant hereto, the term “Demised Premises” in this Lease shall thereafter and for all purposes be deemed to refer to the substitute premises at such time.

77. CONDITIONAL LIMITATIONS:

In the event Tenant fails to pay any Minimum Rent or Additional Rent when due, Landlord may, at its option, in addition to any other rights or remedies available to Landlord, send Tenant a ten (10)

day notice to cure such default. If Tenant fails to cure such default within such ten (10) day period, Landlord may terminate this Lease on five (5) days notice to Tenant.

78. TENANT’S LEASING OF THE REMAINING PORTION OF RENTABLE SPACE LOCATED ON THE TWENTY THIRD FLOOR OF THE BUILDING:

(i) Commencing on the date (the “Expansion Space Commencement Date”) that vacant possession of the Expansion Space (hereafter defined) is delivered by Landlord to Tenant, and expiring on the Expiration Date of this Lease, Landlord shall be deemed to have demised and let unto Tenant, in addition to the Demised Premises, and Tenant hereby shall be deemed to have leased and hired from Landlord, the remaining 7,078 rentable square feet of space located on the twenty third (23rd) floor of the Building and the common corridor space appurtenant thereto (collectively, the “Expansion Space”) as said space is shown on the Floor Plan of the twenty third (23rd) floor annexed hereto as Exhibit “F” and made a part hereof. Possession of said space shall be delivered to Tenant if, as, and when (after its leasing to a third party or otherwise) it becomes vacant and available for leasing (in Landlord’s sole determination) during the term of this Lease and is not (or has not been) leased or committed to, and leasing rights therein have not been given or committed to, any other party, including, without limitation, any other party now occupying or at any time occupying or leasing or proposing to lease the Expansion Space from Landlord. Unless otherwise amended as set forth in this Article, the terms and conditions of this Lease shall apply to the Expansion Space in the same manner and fashion that they apply to the Demised Premises until the Expiration Date. Effective from and after the Expansion Space Commencement Date, the Expansion Space shall be added to, and be deemed a part of, the Demised Premises and the Demised Premises, as referred to in the Lease, shall mean and refer collectively to the Demised Premises described in the Lease and the Expansion Space.

(ii) Landlord shall give written notice to the Tenant of the availability of the Expansion Space for leasing by Tenant after Landlord learns of the date on which the Expansion Space shall become available for leasing to the Tenant in accordance with the provisions of subparagraph (i) hereinabove (“Landlord’s Notice”). In the event the Expansion Space Commencement Date is to occur on or prior to July 1, 2002 then Landlord’s Notice shall be sent to Tenant at least ninety (90) days prior to the Expansion Space Commencement Date. The Annual Minimum Rental Rate to be paid by Tenant for the Expansion Space shall be the then escalated per square foot Annual Minimum Rental Rate for the Demised Premises in effect on the date that the Landlord’s Notice is sent to Tenant. For example, (a) if Landlord’s Notice is sent during the first 60 Lease Months of this Lease then the Annual Minimum Rental Rate payable by Tenant for the Expansion Space shall be $360,978.00 per Lease Year, or $30,081.50 per Lease Month (including electricity, subject to Article 41 of the Lease, but excluding Additional Rent and escalations as provided in Articles 42, 43 and other provisions of this Lease) and (b) if Landlord’s Notice is sent during the last 63 Lease Months of this Lease then the Annual Minimum Rental Rate payable by Tenant for the Expansion Space shall be $382,212.00 per Lease Year, or $31,851.00 per Lease Month (including electricity, subject to Article 41 of the Lease, but excluding Additional Rent and escalations as provided in Articles 42, 43 and other provisions of this Lease).

Within ten (10) days of sending the Landlord’s Notice, Landlord shall deliver to Tenant a written amendment of this Lease for the Expansion Space containing the terms of the leasing by Tenant of the Expansion Space, including, without limitation, the Annual Minimum Rental for the Expansion Space and the Additional Rent and escalations payable thereunder. Tenant shall execute and return seven (7) copies of said amendment of Lease to Landlord together with the first months’s installment of Minimum Rent payable for the Expansion Space and the security deposit payable thereunder within five (5) days of receipt of a copy of the amendment of Lease from Landlord. All notices and documents to be given, executed and/or delivered by Tenant hereunder shall be given by “certified mail, return receipt requested” and must be given within the time periods set forth in this Article, WITH TIME BEING OF THE ESSENCE.

(iii) Any such leasing of the Expansion Space shall be upon the same covenants, agreements, provisions, terms and conditions as are contained in this Lease, except that (a) the Annual Minimum Rental Rate for the Expansion Space shall be as described in subparagraph (ii) hereinabove, (b) Tenant shall pay Additional Rent and escalations for the Expansion Space as described in the Lease, (c) the additional Tenant’s Share for the Expansion Space shall be

        %, (d) the additional Electric Inclusion Amount for the Expansion Space shall be $21,234.00 per Lease Year (or $ 1,769.50 per Lease Month), (e) the additional security deposit for the Expansion Space shall be twelve (12) months of the equivalent of the average Minimum Rental installment payable for the Expansion Space for the remaining Lease term, (f) (i) Tenant shall receive three (3) months of free Minimum Rent for the Expansion Space if the Expansion Space Commencement Date is on or before August 1, 2001 or (ii) Tenant shall receive two (2) months of free Minimum Rent for the Expansion Space if the Expansion Space Commencement Date is after August 1, 2001 and (g) Tenant shall receive a separate Landlord’s Contribution for the Expansion Space equivalent to $30.00 per rentable square foot of the Expansion Space, which sum shall be prorated for the remainder of the Lease term. The term of any lease for the Expansion Space shall commence on the Expansion Space Commencement Date and shall expire concurrently with the expiration of the term of this Lease or until the term of this Lease shall sooner cease and/or terminate as provided in this Lease. The Expansion Space shall be accepted by Tenant in its then “as is” condition and Landlord shall not be required to perform any work or furnish any materials or allowance in order to prepare the Expansion Space for Tenant’s occupancy, and there shall be no abatement of rent payable under any lease (or amendment of this Lease) for the Expansion Space (except as may be otherwise expressly set forth herein).

(iv) In the event Tenant fails for any reason whatsoever to execute the amendment of Lease for the Expansion Space within five (5) days of receipt of a copy of the amendment of Lease from Landlord, TIME BEING OF THE ESSENCE, then, at Landlord’s option, Landlord may deem Tenant’s leasing of the Expansion Space to be forever and unconditionally lapsed and nullified, and if such option is exercised by Landlord then Landlord shall have the right to lease (or not lease) the Expansion Space to any party free and clear of any rights of the Tenant in and to the Expansion Space.

(v) Landlord shall not be liable to Tenant for any failure of an existing tenant, subtenant, licensee or other occupant to vacate any portion of the Expansion Space upon the expiration of its lease term. The obligations of Landlord and Tenant under this Article and under the provisions of any lease agreement (or lease amendment, at Landlord’s sole option) shall be suspended during the period of holding over and until Landlord can deliver legal possession of such space to Tenant. In the event that a tenant, subtenant, licensee or other occupant fails to vacate or surrender its leased space, any rights that Tenant may have in and to such space shall be deemed extinguished without any liability on the part of Landlord therefor. Landlord makes no representations or warranties as to the validity and/or enforceability of any provisions contained or to be contained in existing or future leases for the Expansion Space.

(vi) Notwithstanding anything to the contrary contained in this Article, Landlord has advised Tenant that (i) any current occupant of the Expansion Space or any other party, whether or not a tenant of the Building (collectively, the “Prior Optionees”) may currently have or in the future may obtain certain rights to lease the Expansion Space, and (ii) the existing tenant, if any (the “Existing Tenant”) in the Expansion Space may extend the terms of its lease either pursuant to an option or otherwise, and Landlord and Tenant agree that Tenant’s leasing of the Expansion Space under this Article with respect to the Expansion Space is subject and subordinate to the rights of the Prior Optionees and the Existing Tenant, so that Landlord shall have no obligation to notify Tenant of the availability of the Expansion Space (and Tenant shall have no rights with respect thereto) until after the Prior Optionees’ and Existing Tenant’s rights with respect to the Expansion Space shall have accrued and expired without having been exercised and the Expansion Space shall have been vacated and surrendered to Landlord.

IN WITNESS WHEREOF, Owner (Landlord) and Tenant have respectively executed this Lease as of the day and year first above written.

LANDLORD

SMII FIFTH AVENUE LLC, a Delaware Limited Liability Company

By:	Koll Bren Schreiber Realty Advisors, Inc., as Agent

By:
Charles A. Valentino,
Senior Vice President

TENANT

TIGRIS CONSULTING,
a _______________

By:

EXHIBIT “A”

THE DEMISED PREMISES

EXHIBIT “B”

LANDLORD’S BASE BUILDING WORK

1.	Landlord shall demolish the Demised Premises and deliver same to Tenant in broom clean condition.

2.	Landlord shall deliver the sprinkler system in the Demised Premises in its existing “as is” condition on the date hereof.

3.	Landlord shall provide Tenant with an ACP-5 or ACP-7 certificate, whichever is applicable, for the Demised Premises.

EXHIBIT “C”

LANDLORD’S WORK

1.	All perimeter windows shall be refurbished to Building-standard specifications.

2.	Deliver the HVAC Unit located in the Demised Premises in working condition.

3.	Cosmetically upgrade to Building-standard condition the existing bathrooms.

Tenant unconditionally acknowledges that Landlord may commence and perform Landlord’s Work (or any portion thereof) at any time (including, without limitation, subsequent to the Commencement Date of the Lease) and in any order it so chooses and without regard to the performance by Tenant of any of the Tenant’s Work or Tenant’s Initial Installation (or any portion thereof). Tenant further unconditionally acknowledges that the performance by Tenant of any of the Tenant’s Work or Tenant’s Initial Installation in and to the Demised Premises may not postpone in any respect the commencement or completion by Landlord of the Landlord’s Work.

EXHIBIT “D”

LANDLORD’S BASE BUILDING WORK CERTIFICATE

SMII FIFTH AVENUE LLC

c/o Koll Bren Schreiber Realty, Advisors, Inc., as Agent

125 Summer Street

Suite 1640

Boston, MA 02110

Date:            , 2000

Tigris Consulting

261 Fifth Avenue, Part of 23rd Floor

New York, New York

Attention: Mr.

Re:	Lease (“Lease”) dated July , 2000 between SMII Fifth Avenue LLC, as Landlord and Tigris Consulting, as Tenant for a portion of the rentable space located on the 23rd floor located in the building known as 261 Fifth Avenue, New York, New York

Gentlemen:

All capitalized terms used herein shall have the meanings set forth in the Lease.

Reference is made to Article 39 of the Lease.

We are writing to acknowledge and confirm that the Landlord substantially completed Landlord’s Base Building Work (as such term is defined in Article 37 of the Lease) in the Demised Premises on            , 2000. As such, the Commencement Date (as such term is defined in Article 39 of the Lease) under the Lease is            , 2000. As such, the Rent Commencement Date (as such term is defined in Article 39 of the Lease) under the Lease is            , 2000. The Expiration Date of the Lease is                        .

Please sign where indicated on the bottom left-hand corner of this letter to indicate your assent to the foregoing and deliver a fully-executed duplicate original of this letter to the undersigned within five (5) days of the date hereof.

Landlord
SMII FIFTH AVENUE LLC,
a Delaware Limited Liability Company

By: Koll Bren Schreiber Realty Advisors, Inc., as Agent

By:
Charles A. Valentino, Senior Vice President

ACCEPTED AND AGREED TO:

Tenant
TIGRIS CONSULTING,
a __________________________

By:

EXHIBIT “E”

FORM OF LETTER OF CREDIT

DATE: ____________
BENEFICIARY: ____________	APPLICANT: ____________
ADDRESS: ________	ADDRESS: ___________

IRREVOCABLE UNCONDITIONAL STANDBY LETTER OF CREDIT NUMBER: _____________________

AMOUNT: USD $ _________________

DATE OF EXPIRY: ___________

PLACE OF EXPIRY: OUR COUNTERS

BY ORDER AND FOR ACCOUNT OF ________________________, HAVING AN ADDRESS AT __________, WE HEREBY OPEN OUR IRREVOCABLE UNCONDITIONAL TRANSFERABLE STANDBY LETTER OF CREDIT NO. _________ IN YOUR FAVOR AND EFFECTIVE IMMEDIATELY FOR UP TO AN AGGREGATE AMOUNT OF USD$ __________ PAYABLE TO YOU AGAINST YOUR PRESENTATION TO US OF YOUR SIGHT DRAFT(S) DRAWN ON ___________ ACCOMPANIED BY:

+ BENEFICIARY’S SIGNED STATEMENT AS FOLLOWS:

“WE, THE UNDERSIGNED, DULY AUTHORIZED SIGNATORS OF __________________________, HEREBY CERTIFY THAT ____________________ MAY DRAW THE AMOUNT OF USD$ ___________ UNDER THIS LETTER OF CREDIT IN ACCORDANCE WITH THE PROVISIONS OF A CERTAIN LEASE DATED _____________ COVERING THE PREMISES AT: ____________, NEW YORK, NEW YORK”.

IT IS A CONDITION OF THIS LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED, WITHOUT AMENDMENT, FOR ADDITIONAL ONE YEAR PERIODS FROM THE CURRENT EXPIRATION DATE HEREOF OR ANY FUTURE EXPIRATION DATE, UNLESS 90 DAYS PRIOR TO ANY EXPIRATION DATE WE NOTIFY YOU BY CERTIFIED MAIL OR OVERNIGHT COURIER, PROOF OF RECEIPT REQUESTED, THAT WE ELECT NOT TO CONSIDER THIS LETTER OF CREDIT RENEWED FOR ANY SUCH ADDITIONAL PERIOD. HOWEVER, IN ANY EVENT, THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND [INSERT DATE WHICH IS 120 DAYS AFTER EXPIRATION DATE OF LEASE], WHICH IS THE FINAL EXPIRATION DATE. UPON RECEIPT OF SUCH NOTIFICATION FROM US, YOU MAY DRAW YOUR SIGHT DRAFT ON US, MENTIONING THEREON OUR CREDIT NUMBER FOR THE UNUSED PORTION OF THE LETTER OF CREDIT, IF PRESENTED TO US AT ________________________________ ON OR

DRAFT(S) AND DOCUMENTS MUST BE FORWARDED

TO ______________________________________________________________________________________________ BANK IN ONE MAIL.

DRAFTS MUST STATE: “DRAWN UNDER ____________________ BANK LETTER OF CREDIT NO. ______________” AND, IF APPLICABLE, MUST ALSO BE ENDORSED ON ITS REVERSE.

THE LETTER OF CREDIT MAY BE FREELY ASSIGNED OR TRANSFERRED ONE OR MORE TIMES BY YOU OR YOUR SUCCESSORS AND/OR ASSIGNS TO ANY PARTY WITHOUT PAYMENT OF ANY FEE WHATSOEVER, BY BENEFICIARY EXECUTING AND DELIVERING TO _________________________ BANK THE TRANSFER FORM ANNEXED HERETO AS EXHIBIT “A”.

WE HEREBY ENGAGE WITH YOU THAT DOCUMENTS PRESENTED IN CONFORMITY WITH THE TERMS OF THIS LETTER OF CREDIT WILL BE DULY HONORED BY US.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED, THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES 1998, INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 690.

AUTHORIZED SIGNATURE

“EXHIBIT A”

                             20

Re:	Credit Issued by:

__________________

Your Advice

No._____________________

Gentlemen:

For value received, the undersigned beneficiary hereby irrevocably transfers to:

(Name of Transferee)

(Address)

(thereafter “Transferee”) all rights of the undersigned beneficiary to draw under the above Letter of Credit in its entirety.

By this transfer, all rights of the undersigned beneficiary in such Letter of Credit are transferred to the Transferee and the Transferee shall have the sole rights as beneficiary thereof, including sole rights relating to any amendments, whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to advised direct to the Transferee without necessity of any consent of or notice to the undersigned beneficiary.

The advice of such Letter of Credit is returned herewith, and we ask you to endorse the transfer on the reverse thereof, and forward it direct to the Transferee with your customary notice of transfer.

Very truly yours,

(Name of Beneficiary)

SIGNATURE AUTHENTICATED

By
(Signature & Title)

(Bank)

(Authorized Signature & Title)

EXHIBIT “F”

FLOOR PLAN OF THE EXPANSION SPACE

FIRST AMENDMENT OF LEASE

THIS AGREEMENT (this “Amendment” or the “Agreement”), made as of the 16th day of February, 2001, between SMII FIFTH AVENUE LLC, a Delaware limited liability company, having an office at c/o Koll Bren Schreiber Realty Advisors, Inc., 125 Summer Street, Suite 1640, Boston, MA 02110 (the “Landlord”), and TIGRIS CORP., a New York corporation, having an address at 261 Fifth Avenue, New York, New York 10016 (“Tenant”).

W I T N E S S E T H :

WHEREAS, by Lease (“Original Lease”) dated as of August 31,2000, Landlord, as landlord, did demise and let unto Tenant, as tenant and Tenant did hire and take, certain rentable space, as same is more particularly described in the Original Lease, located in the building commonly known as 261 Fifth Avenue, New York, New York (the “Building”) as more particularly described in the Original Lease;

WHEREAS, the Original Lease, together with amendments and modifications thereto, is sometimes herein collectively referred to as the “Lease”; and

WHEREAS, the parties desire by this Amendment to modify Article 79 of the Original Lease as hereinafter set forth.

NOW, THEREFORE, in consideration of the sum of Ten Dollars ($10.00) paid by Tenant to Landlord and for other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Incorporation of Recitals. The recitals set forth above are hereby incorporated herein by reference as if set forth in full in the body of this Amendment.

2. All defined terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Lease.

3. Effective Date. The effective date (“Effective Date”) of this Amendment shall be upon the date of this Amendment hereinabove set forth.

4. Modifying Article 79 of the Original Lease,

(i) the License Termination Date is extended from March 31,2001 to May 31,2001; and

(ii) the License Fee payable by Tenant for the License Premises for the period from March 1,2001 to and though May 31,2001 shall be $5,645.83 per month.

5. As modified and amended by this Amendment, all of the terms, covenants and conditions of the Lease are hereby ratified and confirmed and shall continue to be and remain in full force and effect throughout the remainder of the term thereof.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Agreement to be executed as of the day and year first above written.

Landlord

SMII FIFTH AVENUE LLC, a Delaware limited liability company

Witnessed by:	By:	Koll Bren Schreiber Realty Advisors, Inc., as Agent

By:
Charles A. Valentino,
Senior Vice President

Tenant

Witnessed by:	TIGRIS CORP., a New York corporation

/s/ Illegible	By:	/s/ BRENT HABIG
	Name:	Brent Habig
	Title:	President

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